                             THIRD AMENDED AND RESTATED

                                  CREDIT AGREEMENT

                                       among

                              GENMAR HOLDINGS, INC.,

                      THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                THE BANK OF NEW YORK

                                      As Agent

                                        and

                             BNY CAPITAL MARKETS, INC.

                       As Sole Lead Arranger and Book Runner

                             Dated as of July 30, 1999

                                    $95,000,000

--------------------------------------------------------------------------------

              THIRD AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter the "Agreement"), dated as of July 30, 1999, among GENMAR HOLDINGS, INC., a Delaware corporation (the "Borrower"), the Lenders (as hereinafter defined), THE BANK OF NEW YORK, acting in its capacity as agent for the Lenders and as Issuing Bank (as hereinafter defined) and BNY CAPITAL MARKETS, INC., as Sole Lead Arranger (the "Arranger").

                                W I T N E S S E T H

              WHEREAS, the Borrower, the Lenders and the Agent are parties to the Second Amended and Restated Credit Agreement dated as of July 1, 1997, as amended by Amendment No. 1, dated as of October 27, 1997, by Amendment No. 2, dated as of December 18, 1998, by Amendment No. 3, dated as of March 18, 1999 and by Amendment No. 4, dated as of May 6, 1999 (as so amended and as otherwise in effect immediately prior to the Effective Date, the "Existing Credit Agreement"), pursuant to which the Lenders agreed to make and have made certain credit facilities available to the Borrower;

              WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated in its entirety to provide, among other things, that (a) the Lenders extend credit in order to enable the Borrower (i) to borrow on a revolving basis from time to time an aggregate principal amount not to exceed $29,000,000, and (ii) to borrow on a term loan basis an aggregate principal amount not to exceed $45,000,000 and (b) the Issuing Bank issue standby letters of credit in an aggregate face amount not to exceed $21,000,000 outstanding at any time; and

              WHEREAS, (a) the proceeds of the revolving loans and the term loans shall be used solely for general corporate purposes, to fund ongoing working capital needs of the Borrower and its Subsidiaries, to redeem and repay all of Borrower's outstanding 13.5% Subordinated Notes (including accrued interest and call premiums) and to repay the Subordinated Demand Note and (b) the letters of credit will be used to support contingent liabilities related to the Borrower's insurance needs and for general corporate purposes.

              NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the Lenders, and the Agent hereby agree that, upon the satisfaction of the conditions precedent set forth in SECTION 4.1 hereof, the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 1.    DEFINITIONS.

       SECTION 1.1. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this

Agreement shall include in the singular number the plural and in the plural number the singular.

              "ACCOUNTS" shall mean all accounts, accounts receivable, other receivables, contract rights, chattel paper, instruments, documents and notes, whether now owned or hereafter acquired by the Borrower or any of its Subsidiaries.

              "ACCOUNT DEBTOR" shall mean any Person who is or who may become obligated to the Borrower or any of its Subsidiaries under, with respect to, or on account of, an Account.

              "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to (i) vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) direct or cause the direction of the management an policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

              "AGENT" shall mean The Bank of New York acting in its capacity as agent for the Lenders and any successor agent appointed in accordance with
SECTION 9.9.

              "AGENT'S OFFICE" shall mean the office of the Agent located at One Wall Street, New York, New York 10286, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

              "AGREEMENT" shall mean this Credit Agreement as the same may from time to time hereafter be modified, restated, supplemented or amended.

              "ALTERNATE BASE RATE" shall mean, at any particular date, the interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2%. For purposes hereof, the term "PRIME RATE" shall mean the prime commercial lending rate of The Bank of New York as publicly announced from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. The term "FEDERAL FUNDS RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transaction received by the Agent from three Federal funds brokers of recognized standing selected by it. If the Agent shall have determined that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternative Base Rate shall be determined with regard to clause (a) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal
Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate, respectively.

              "ARRANGER" shall have the meaning provided in the preamble to this Agreement.

              "ASSIGNMENT OF RENTS AND LEASES" shall mean the assignment of rents and leases which have been executed and delivered by the Loan Parties under and in connection with the Original Agreement (as any such assignment of rents and leases have been, are being or hereafter may be amended, modified or supplemented from time to time).

              "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

              "BASE RATE LOANS" shall mean Revolving Loans and Term Loans made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

              "BORROWER" shall have the meaning provided in the first paragraph of this Agreement.

              "BORROWING" shall mean the incurrence of one Type of Revolving Loan or Term Loans from all the Lenders on a given date (or resulting from conversions or continuations on a given date), having in the case of Eurodollar Loans the same Interest Period.

              "BORROWING BASE" shall mean during any month the sum of (i) 95% of Eligible Financed Receivables, (ii) 80% of Eligible Other Receivables, (iii) 30% of net property and equipment of the Borrower and its Subsidiaries and (iv) the lesser of (x) 50% of the Eligible Inventory and (y) $55,000,000. The applicable Borrowing Base for any given day shall be the Borrowing Base set forth in the Borrowing Base Certificate most recently delivered pursuant to SECTION 6.9.

              "BORROWING BASE CERTIFICATE" shall mean a certificate in the form attached hereto as EXHIBIT 1.1, signed by a senior financial officer of the Borrower and stating the amount of the Borrower's Borrowing Base.

              "BRITISH POUNDS" shall mean the lawful currency of the United Kingdom.

              "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in New York City, Milwaukee or Minneapolis a legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks for U.S. dollar deposits in the relevant interbank Eurodollar market.

              "CAPITAL EXPENDITURES" shall mean, for any period, the sum of expenditures (whether paid in cash or accrued as a liability, including the portion of Capitalized Leases originally incurred during such period that is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant, tooling or equipment" or comparable items in the consolidated financial statements of the Borrower and its Subsidiaries.

              "CAPITAL STOCK" shall mean as to any Person, all shares, interests, partnership interests, limited liability company interests, membership interests, rights in or other equivalents (however designated) of such Person's equity (however designated).

              "CAPITALIZED LEASE" shall mean (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

              "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations of the Borrower and its Subsidiaries under or in respect of Capitalized Leases.

              "CARVER" shall mean Carver Boat Corporation, a Delaware corporation.

              "CASH EQUIVALENTS" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 90 days from the date of acquisition, (ii) time deposits and certificates of deposit of any Lender or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 with maturities of not more than 90 days from the date of acquisition, (iii) fully secured repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (ii) above, and (iv) commercial paper issued by the parent corporation of any Lender or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper or master notes of issuers, rated at least A-2 or the equivalent thereof by Standard & Poor's

Corporation or at least P-2 or the equivalent thereof by Moody's Investor Services, Inc. and in each case maturing within 90 days after the date of acquisition.

              "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

              "COLLATERAL" shall mean all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Agent or any Lender under any of the Security Documents.

              "COLLATERAL AGENT" has the meaning assigned to that term in the Security Agreement.

              "COMMITMENT" shall mean, for each Lender at any given time, the sum of such Lender's Revolving Loan Commitment, Term Loan Commitment and its Standby Letter of Credit Commitment.

              "COMMITMENT FEE" shall have the meaning provided in SECTION
2.16(b).

              "CONSOLIDATED CASH FLOW" shall mean, on any determination date, for the period of the four (4) consecutive fiscal quarters ending on or immediately prior to such date, the sum of (i) Consolidated Operating Income for such period, PLUS (ii) depreciation and amortization deducted in determining Consolidated Operating Income for such period, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP.

              "CONSOLIDATED FUNDED DEBT" shall mean Indebtedness of the types referred to in subclauses (i), (ii) and (iii) of the definition of "Indebtedness," as determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP.

              "CONSOLIDATED INTEREST EXPENSE" shall mean on any determination date, for the period of the four (4) consecutive fiscal quarters ending on or immediately prior to such date, the total cash interest expense (including, without limitation, interest expense attributable to Capitalized Leases in accordance with GAAP) of the Borrower and its Subsidiaries accrued for such period determined on a consolidated basis in accordance with GAAP.

              "CONSOLIDATED NET WORTH" shall mean, at any time, the sum of the amount by which the total consolidated assets (as determined in accordance with GAAP) of the Borrower and its Subsidiaries exceeds the Consolidated Total Liabilities of the Borrower and its Subsidiaries (as determined in accordance with GAAP) at such time, excluding any write-downs for goodwill, provided that, in order for any write-downs of goodwill to be excluded for purposes of this definition, the Borrower shall have informed the Agent and the Lenders of its intention to take any such write-downs at least 45 days prior to any such write-downs.

              "CONSOLIDATED OPERATING INCOME" shall mean, for on any determination date, for the period of the four (4) consecutive fiscal quarters ending on or immediately prior to such date, the operating income of the Borrower and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in accordance with GAAP.

              "CONSOLIDATED SENIOR DEBT" shall mean, at any time, Funded Debt MINUS the principal amount of the outstanding Subordinated Debt at such time.

              "CONSOLIDATED TOTAL LIABILITIES" shall mean, at any time, all indebtedness of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

              "CONTINGENT OBLIGATION" as to any Person shall mean any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

              "CREDIT EXPOSURE" shall have the meaning provided in SECTION 10.4(c).

              "CREDIT SUISSE L/C" means the Standby Letter of Credit issued by the Issuing Bank for the benefit of Credit Suisse.

              "DEALER ACCOUNTS" shall mean Accounts resulting from the sale of Inventory by the Borrower or one of its Restricted Subsidiaries to a dealer of pleasure boats, secured by a Lien on Inventory so sold and with a Due Date greater than 60 days and no later than 12 months from the invoice date of any such Account; provided that such Dealer Accounts shall not include Accounts, generated from any dealer of pleasure boats whose primary place of business is located outside the United States of America, with terms greater than 60 days which are secured by an irrevocable letter of credit, credit insurance or acceptance terms.

              "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

              "DEFAULT RATE" shall have the meaning provided in SECTION 2.6(c).

              "DESIGNATED SUBSIDIARY" shall mean those Subsidiaries of the Borrower listed as such on Schedule 1.1(d).

              "DIVIDENDS" shall have the meaning provided in SECTION 7.7.

              "DOMESTIC LENDING OFFICE" shall mean, as to any Lender, the office of such Lender designated as such on Annex I, or such other office designated by such Lender from time to time by written notice to the Agent and the Borrower.

              "DUE DATE" shall mean the date on which payment is due with respect to an Account, as indicated on the invoice or statement of Account rendered to the Account Debtor.

              "EFFECTIVE DATE" shall mean the date on which all conditions to effectiveness set forth in SECTIONS 4.1 AND 4.2 have been satisfied or have been effectively waived by the Lenders.

              "ELIGIBLE FINANCED RECEIVABLES" shall mean Eligible Receivables that have been authorized for purchase by Bombardier Credit Corp., Transamerica Credit Corp., Newcourt Credit Group, Inc., TFC and any other finance companies which have been approved in writing by the Agent.

              "ELIGIBLE INVENTORY" shall mean the first-in, first-out cost of such of the Inventory of the Borrower and its Subsidiaries in which the Collateral Agent has a perfected first priority security interest as the Agent, in its sole discretion exercised in a professional manner, shall deem eligible, less such reserves as the Agent, in its sole discretion, shall from time to time deem appropriate. The Agent does not intend to treat an item of Inventory as eligible if (i) any warranty or representation contained in this Agreement or any of the Loan Documents applicable either to Eligible Inventory in general or to any such specific Inventory has been breached with respect to such Inventory or (ii) such Inventory is slow moving or obsolete.

              "ELIGIBLE OTHER RECEIVABLES" shall mean all Eligible Receivables except Eligible Financed Receivables.

              "ELIGIBLE RECEIVABLES" shall mean the gross outstanding balance, less all finance charges, late fees and other fees which are unearned, of Accounts arising out of the lease or sale of goods or services by the Borrower or its Subsidiaries in the ordinary course of their business in which the Collateral Agent has a perfected first priority security interest which the Agent, in its sole discretion exercised in a professional manner, shall deem eligible, and less such reserves as the Agent, in its sole discretion, shall deem appropriate. Without in any way limiting the discretion of the Agent to deem an Account eligible or ineligible, the Agent does not currently intend to treat an Account as eligible if:

              (a) any warranty or representation contained in this Agreement, or any of the Loan Documents applicable either to Accounts in general or to any such specific Account has been breached with respect to such Account;

              (b) twenty-five percent (25%) or more of the outstanding Accounts from the Account Debtor which constituted Eligible Receivables at the time they arose have become, or been determined by the Agent to be, ineligible;

              (c) the Account Debtor has filed a petition for relief under the Bankruptcy Code (or similar action under any successor law), made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code (or similar action under any successor law), failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs;

              (d) it has remained unpaid for a period exceeding 60 days after the Due Date;

              (e) the sale represented by such Account is to an Account Debtor outside the United States, unless the sale is on letter of credit, credit insurance or acceptance terms, and the issuer, the insurer and such terms are acceptable to the Agent;

              (f) the Account Debtor is an Affiliate or employee of the Borrower or any of its Subsidiaries;

              (g) the Account Debtor is a supplier or creditor of the Borrower or any of its Subsidiaries (excluding an Account Debtor who is (x) an engine supplier or (y) a creditor solely by reason of its participation in a joint cooperative advertising arrangement with the Borrower or any of its Subsidiaries, in each such event such Account will be deemed ineligible to the extent of the amount owed by the Borrower or any of its Subsidiaries to such Account Debtor);

              (h) the Account is denominated in other than United States or Canadian dollars or is payable outside the United States or Canada;

              (i) the sale represented by such Account is on a bill-and-hold, undelivered sale, guaranteed sale, sale or return, consignment, or sale on approval basis;

              (j) the sale represented by such Account is on terms longer than 30 days unless such Account (x) is a Dealer Account, provided the aggregate outstanding amount of Dealer Accounts to be included in Eligible Receivables shall not exceed $2.5 million or (y) is to an Account Debtor outside the United States on letter of credit, credit insurance or acceptance terms, and the issuer, the insurer or such terms are acceptable to the Agent;

              (k) the Agent has reason to believe that such Account may not be paid;

              (l) it is subject to any material claim or dispute by the Account Debtor;

              (m) it is subject to any set-off by the Account Debtor, in which event such Account will be deemed ineligible to the extent of such set-off;

              (n) it is subject to any Lien whatsoever, other than Liens in favor of the Agent and Liens permitted pursuant to SECTION 7.3(b), (c) and
(d);

              (o) the Account is not evidenced by an invoice or other writing in form acceptable to the Agent in its sole discretion;

              (p) the Borrower or any of its Subsidiaries, in order to be entitled to collect the Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Account Debtor (it being understood that warranty obligations arising in the ordinary course of business are not such obligations), except for Accounts of the Hatteras Yacht division of the Borrower subject to "percentage of completion" accounting treatment under GAAP; or

              (q) the Account is an account of the United States government, the government of any state of the United States or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, and the Agent is not able to perfect a first priority security interest in such Account. The Agent shall have discretion to classify Accounts into any of the foregoing categories or such other categories as the Agent, in its sole discretion, deems appropriate in determining the eligibility of Accounts.

              "ENVIRONMENTAL AFFILIATE" shall mean, with respect to any Person, any other Person whose liability for any Environmental Claim such Person has or may have retained, assumed or otherwise become liable for (contingently or otherwise), either contractually or by operation of law.

              "ENVIRONMENTAL APPROVALS" shall mean any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

              "ENVIRONMENTAL CLAIM" shall mean, with respect to the Borrower, any notice, claim, demand or similar written communication made upon the Borrower or any of its Subsidiaries by any other Person (including any Environmental Affiliate) alleging potential liability in connection with investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

              "ENVIRONMENTAL LAWS" shall mean all Federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

              "ENVIRONMENTAL LIEN" shall mean any Lien imposed pursuant to any Environmental Law with respect to any of the Properties.

              "EQUITY ISSUANCE" shall mean the public or private issuance of any Capital Stock of the Borrower, provided, however, "Equity Issuance" shall not include capital contributions to the Borrower, not to exceed $5,000,000 in the aggregate, made from time to time by the Existing Shareholders.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

              "ERISA CONTROLLED GROUP" means a group consisting of any ERISA Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control with such Person that, together with such Person, are treated as a single employer under regulations of the PBGC.

              "ERISA PERSON" shall have the meaning set forth in Section 3(9) of ERISA for the term "person."

              "ERISA PLAN" means any Plan that (i) is not a Multiemployer Plan and (ii) has Unfunded Benefit Liabilities in excess of $250,000.

              "EUROCURRENCY RESERVE REQUIREMENTS" shall mean, with respect to each day during an Interest Period for Eurodollar Loans, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

              "EURODOLLAR BASE RATE" shall mean, with respect to each day during an Interest Period for Eurodollar Loans, the rate per annum (rounded upwards to the nearest whole multiple of one-sixteenth of one percent) equal to the offered quotation to first class banks in the interbank eurodollar market by The Bank of New York two Business Days prior to the beginning of such Interest Period at or about 10:00 A.M., New York City time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of The Bank of New York to be outstanding during such Interest Period.

              "EURODOLLAR LENDING OFFICE" shall mean, as to any Lender, the office of such Lender designated as such on Annex I, or such other office designated by such Lender from time to time by written notice to the Agent and the Borrower.

              "EURODOLLAR LOANS" shall mean Revolving Loans and Term Loans made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

              "EURODOLLAR RATE" shall mean with respect to each day during an Interest Period for Eurodollar Loans, a rate per annum determined for such day in accordance with the following formula (rounded upwards to the nearest whole multiple of 1/100th of one percent): Eurodollar Base Rate/1.00 - Eurocurrency Reserve Requirements

              "EXISTING CREDIT AGREEMENT" shall have the meaning provided in the preamble to this Agreement.

              "EVENT OF DEFAULT" shall have the meaning provided in SECTION 8.

              "EXISTING NOTES" shall mean, collectively, the Subordinated Shareholder Note and the Subordinated Demand Note.

              "EXISTING SHAREHOLDERS" shall mean Mr. Irwin L. Jacobs (or, upon his death, his estate) and his Affiliates, Mr. Carl R. Pohlad (or, upon his death, his estate) and his Affiliates and RDV (AJL) Holdings, Inc.

              "FAIR MARKET VALUE" shall mean, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by a majority of the members of the board of directors of the Borrower and a majority of the disinterested members of such board of directors, if any, acting in good faith and shall be evidenced by a duly and properly adopted resolution of the board of directors; except that any determination of Fair Market Value made with respect to any real property or personal property which is customarily appraised shall be made by an independent qualified appraiser acceptable to the Agent and the Required Lenders.

              "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System as constituted from time to time.

              "FEES" shall have the meaning provided in SECTION 2.16(e).

              "FINAL MATURITY DATE" shall mean June 30, 2002.

              "FLOOR PLAN FINANCING" shall mean that certain floor planning arrangement among the Borrower and/or any of its Subsidiaries and one or more financial institutions pursuant to which any such financial institution provides credit to retail dealers and wholesale distributors which purchase goods from the Borrower and any of its Subsidiaries.

              "GAAP" shall mean United States generally accepted accounting principles as in effect on the date hereof and consistent with those utilized in the preparation of the financial statements referred to in SECTION 5.5.

              "GENMAR LOGIC" shall mean Genmar Logic, L.L.C., a Delaware limited liability company and a wholly-owned Subsidiary of GII.

              "GENMAR MANUFACTURING" shall mean Genmar Manufacturing of Kansas, L.L.C., a Delaware limited liability company and a wholly-owned Subsidiary of the Borrower.

              "GPV, INC." shall mean GPV, Inc., a Delaware corporation and a wholly-owned Subsidiary of GII.

              "GII" shall mean Genmar Industries, Inc., a Delaware corporation and a wholly-owned indirect subsidiary of the Borrower.

              "GUARANTORS" shall mean the Restricted Subsidiaries and each other Person who executes and delivers to the Agent an agreement to become a Guarantor in the form of Annex B to the Guaranty.

              "GUARANTY" shall mean each guaranty which has been executed and delivered by each Guarantor under and in connection with the Original Agreement and the Existing Credit Agreement, together with each other guaranty required to be executed in accordance with the terms and provisions hereof (as any such guaranty have been, are being or hereafter may be amended, modified or supplemented from time to time).

              "HATTERAS BUSINESS" shall mean the tangible and intangible assets of, and all obligations and liabilities arising out of or associated with, the Hatteras Division.

              "HATTERAS DISPOSITION CORP." shall mean a wholly owned subsidiary of the Borrower or GII into which the Hatteras Business shall be transferred in anticipation of and in order to effect the Hatteras Disposition.

              "HATTERAS DIVISION" shall mean the division of GII that manufacturers boats under the tradename "Hatteras."

              "HATTERAS DISPOSITION" shall mean a sale, transfer or other disposition of the Hatteras Business by Hatteras Disposition Corp. or the sale of the Capital Stock of Hatteras Disposition Corp.

              "HATTERAS INTERNAL TRANSFER" shall mean the transfer of the Hatteras Business to Hatteras Disposition Corp.

              "HEDGING AGREEMENTS" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts and other similar agreements.

              "HORIZON ACQUISITION" shall mean the acquisition by Genmar Manufacturing of the Business (as defined in the Horizon Acquisition Agreement) pursuant to the terms of the Horizon Acquisition Agreement.

              "HORIZON ACQUISITION AGREEMENT" shall mean that certain Agreement of Purchase and Sale of Assets, dated December 3, 1998, by and among Horizon Marine, LC, a Kansas limited liability company, Genmar Manufacturing and Geoffrey T. Pepper, as sole member of Horizon Marine, LC, as in effect on December 3, 1998.

              "HORIZON IRB ASSETS" shall mean the real property, plant, equipment and other fixed assets acquired in the Horizon Acquisition.

              "IMPROVEMENTS" shall mean have the meaning set forth therefor in the Mortgages.

              "INACTIVE SUBSIDIARIES" means Hatteras Yachts-High Point, Inc., Hatteras Yachts-New Bern, Inc. and Yachtscape LLC.

              "INDEBTEDNESS" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, other than (x) trade payables on terms of 90 days or less incurred in the ordinary course of business of such Person and (y) notes issued in connection with insurance premiums payable in the ordinary course of business of such Person in an aggregate principal amount not to exceed $750,000 outstanding at any time, (ii) all indebtedness of such Person evidenced by a note (other than such notes referred to in subclause (i)(y) of this definition), bond, debenture or similar instrument, (iii) the principal component of all Capitalized Lease obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (v) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (vi) all Contingent Obligations of such Person, and (vii) all Hedging Agreements and currency swaps and similar agreements of such Person in accordance with GAAP.

              "INTERCREDITOR AGREEMENT" shall mean that certain Intercreditor Agreement, dated as of October 20, 1997, by and among the Borrower, the Agent and the Subordinated Agent.

              "INTEREST PERIOD" shall have the meaning provided in SECTION 2.7.

              "INTERNAL FINANCIALS" shall have the meaning provided in
SECTION 5.5.

              "INVENTORY" shall mean any and all now owned or hereafter acquired inventory, goods, merchandise, and other tangible personal property intended for sale or lease, in the custody or possession, actual or constructive, of the Borrower or any of its Subsidiaries, or in transit to the Borrower or any of its Subsidiaries, including such inventory as is on consignment to third parties, leased to customers of the Borrower or any of its Subsidiaries, or otherwise temporarily out of the custody or possession of the Borrower or any of its Subsidiaries.

              "ISSUING BANK" shall mean The Bank of New York acting in its capacity as issuing bank of the Standby Letters of Credit and any successor issuing bank appointed in accordance with SECTION 3.7.

              "LC DISBURSEMENT" shall mean any payment or disbursement made by the Issuing Bank under or pursuant to a Standby Letter of Credit.

              "LC EXPOSURE" shall mean, at any time of determination, the sum of
(a) the aggregate undrawn amount of all Standby Letters of Credit outstanding at such time and (b) the aggregate amount that has been drawn under any Standby Letters of Credit but for which the Issuing Bank or the Lenders, as the case may be, have not been reimbursed by the Borrower at such time.

              "LENDERS" shall mean the financial institutions listed on Annex I hereto and the financial institutions which from time to time become a party hereto in accordance with SECTION 10.4(c).

              "LETTER OF CREDIT APPLICATION" shall mean a standby letter of credit application in the Issuing Bank's customary form, as such form may be modified from time to time by the Issuing Bank.

              "LEVERAGE RATIO" shall mean, for any period of determination, the ratio of Consolidated Funded Debt to Consolidated Cash Flow.

              "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

              "LOAN DOCUMENTS" shall mean this Agreement, the Revolving Notes, the Term Notes, the Guaranties, the Security Documents, the Subordination Agreements, Intercreditor Agreement and Hedging Agreements entered into by the Borrower or its Subsidiaries, as applicable, with one or more Lenders.

              "LOAN PARTY" shall mean and include the Borrower and the Restricted Subsidiaries.

              "LOANS" shall mean the Revolving Loans and the Term Loans.

              "LOGIC" shall mean Logic Marine Corporation, a Delaware corporation.

              "LOGIC ACQUISITION" shall mean the acquisition by Genmar Logic of the Business (as defined in the Logic Acquisition Agreement) pursuant to the terms of the Logic Acquisition Agreement.

              "LOGIC ACQUISITION AGREEMENT" shall mean that certain Agreement of Purchase and Sale of Assets, dated May 6, 1999, by and among Logic, Genmar Logic, PT Sumberdaya, Allied Plastics International, LTD. and Cheshire Holdings, LTD.

              "LOGIC ASSETS" shall mean all tangible and intangible assets acquired by Genmar Logic pursuant to the Logic Acquisition Agreement.

              "MARGIN PERCENTAGE" shall mean at any time that percentage (a) to be added to the ABR Rate pursuant to SECTION 2.6(a), for purposes of determining the per annum rate of interest applicable from time to time to Base Rate Loans,
(b) to be added to the Eurodollar Rate pursuant to SECTION 2.6(b), for purposes of determining the per annum rate of interest applicable from time to time to Eurodollar Loans, and (c) to be used in computing the Commitment Fee pursuant to
SECTION 2.16(b), which in each case on any date shall be the applicable percentage set forth under the appropriate column below opposite the category in which the Borrower's Leverage Ratio, determined as of the end of the most recent fiscal quarter for which financial statements are required to have been delivered under SECTION 6.1(b) (whether or not such statements or statements for any subsequent quarter shall in fact have been delivered, subject to the proviso set forth below), shall fall (or which shall otherwise be applicable as provided below):

              WHEN THE
              LEVERAGE       AND LESS     EURODOLLAR   ABR
              RATIO IS       THAN OR      REVOLVING    REVOLVING  COMMITMENT
     LEVEL    GREATER THAN   EQUAL TO     MARGIN       MARGIN     FEE
     -----    ------------   ---------    ----------   ---------  ----------
       I      3.00:1.00                   2.75%        1.50%      0.500%

       II     2.50:1.00      3.00:1.00    2.50%        1.25%      0.375%

       III    2.00:1.00      2.50:1.00    2.25%        1.00%      0.375%

       IV     1.50:1.00      2.00:1.00    2.00%        0.75%      0.300%

       V                     1.50:1.00    1.75%        0.50%      0.300%

provided that, notwithstanding the foregoing (i) with respect to borrowings from the Effective Date until the date on which the compliance certificate and financial statements for the fiscal quarter ended March 31, 2000 are delivered to the Agent the Margin Percentage shall be determined by reference to Level II or to Level I if any compliance certificate and financial statements delivered for any fiscal quarter between the Effective Date and the fiscal quarter ended March 31, 2000 indicate that the Leverage Ratio is greater than or equal to 3:00:1:00 and (ii) at any time during which the Borrower has failed to deliver the financial statements and the certificates described in SECTION 6.1(b) with respect to a fiscal quarter in accordance with the provisions thereof, or at any time during which an Event of Default shall have occurred and shall be continuing, the Margin Percentage shall be determined by reference to Level I and (iv) any decrease in the Margin Percentage resulting from a change in the Leverage Ratio shall be effective only after being requested pursuant to the certificate of the Borrower delivered in accordance with SECTION 6.1(f)(iii). Except as set forth in subsection (ii) of this Definition, changes in the Margin Percentage shall become effective on the first day on which the compliance certificate and financial statements covering the quarter-end date as of which such ratios are computed have been delivered to the Agent.

              "MARGIN STOCK" shall have the meaning provided such term in Regulation U of the Federal Reserve Board.

              "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect upon (i) the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (ii) the ability of any Loan Party to perform, or of the Agent or any of the Lenders to enforce, any of the Obligations.

              "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean and include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

              "MORTGAGE AMENDMENTS" shall have the meaning provided in SECTION 4.1(d) hereof.

              "MORTGAGED PROPERTIES" shall mean each Property set forth on
Schedule 1.1(a) hereto.

              "MORTGAGES" shall mean the mortgages and/or deeds of trust encumbering the Mortgaged Property which have been executed and delivered to the Agent by the Loan Parties party thereto under and in connection with the Original Agreement, the Existing Credit Agreement and this Agreement (as any such mortgages have been, are being or hereafter may be amended, modified or supplemented from time to time).

              "MULTIEMPLOYER PLAN" shall mean a Plan which is a "multiemployer plan" as defined in SECTION 4001(a)(3) of ERISA.

              "NEW SUBORDINATED CREDIT AGREEMENT" shall mean the Subordinated Term Loan Credit Agreement, dated as of October 20, 1997, by and among the Borrower, the financial institutions party thereto and The Bank of New York, as agent, providing Term Loans in an aggregate principal amount not to exceed $60,000,000 outstanding at any time, as the same may be amended, modified, restated or supplemented only in accordance with the terms and provisions hereof.

              "NOTICE OF BORROWING" shall have the meaning provided in
SECTION 2.3(a).

              "NOTICE OF CONVERSION OR CONTINUATION" shall have the meaning provided in SECTION 2.9(b).

              "OBLIGATIONS" shall mean all obligations, liabilities and indebtedness of every nature of the Borrower and the Guarantors from time to time owing to the

Agent, the Issuing Bank or any Lender under or in connection with this Agreement or any other Loan Document.

              "ORIGINAL AGREEMENT" shall mean the Credit Agreement, dated as of July 19, 1994, among the Borrower, the Lenders party thereto, and the Agent, as in effect prior to its amendment and restatement pursuant to the Existing Credit Agreement.

              "OUTSTANDING STANDBY LETTERS OF CREDIT" shall mean at any time the Standby Letters of Credit outstanding at such time.

              "PARTICIPANT" shall have the meaning provided in SECTION 10.4(b).

              "PAYMENT DATE" shall mean the last day of each September, December, March and June of each year.

              "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

              "PERMITTED LIENS" shall have the meaning provided in SECTION
7.3(a).

              "PERMITTED ORGANIZATIONAL CHANGES" shall mean changes to the ownership of Subsidiaries and the transfer of assets among the Loan Parties (i) described in Schedule 1.1(b) and (ii) required to effect the Hatteras Internal Transfer and the Hatteras Disposition.

              "PERSON" shall mean and include any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

              "PLAN" shall mean any employee benefit plan as to which the Borrower or a member of its ERISA Controlled Group has any liability under Title IV of ERISA (whether or not assessed), the funding requirements of which:

                     (i) are, as of the date of determination, the responsibility of the Borrower or a member of its ERISA Controlled Group, or

                     (ii) was the responsibility of the Borrower or a member of its ERISA Controlled Group at any time within the five years preceding the date of determination and was terminated or the responsibility for which was transferred to a Person other than the Borrower or a member of its ERISA Controlled Group.

              "PLEDGE AGREEMENT" shall mean the pledge agreement which has been executed and delivered by the Loan Parties party thereto under and in connection with the Original Agreement (as such pledge agreement has been, is being or hereafter may be amended, modified or supplemented from time to time).

              "POS ACQUISITION" shall mean POS Acquisition Corporation, a Delaware corporation and a wholly owned Subsidiary of the Borrower.

              "PROPERTIES" shall mean the real properties, and the improvements thereon, listed on Schedule 5.21(a)(i).

              "PRO RATA SHARE" as to any Lender shall mean a fraction (expressed as a percentage), the numerator of which shall be the aggregate amount of such Lender's Commitments and the denominator of which shall be the Total Commitment.

              "PT SUMBERDAYA" shall mean PT Sumberdaya Pacific Corporation, an Indonesian corporation.

              "PURCHASING LENDERS" shall have the meaning provided in
SECTION 10.4(c).

              "PYRAMID ACQUISITION AGREEMENT" shall mean the Agreement and Plan of Reorganization, dated as of June 18, 1999, among the Borrower, POS Acquisition, Pyramid Operating, and the shareholders of Pyramid Operating.

              "PYRAMID ACQUISITION" shall mean the transactions contemplated by the Pyramid Acquisition Agreement pursuant to which POS Acquisition will acquire, by merger, all of the Capital Stock of Pyramid Operating.

              "PYRAMID CAPITAL EXPENDITURES" shall mean Capital Expenditures (a) related to the construction of a new boat manufacturing facility in Little Falls, Minnesota and all equipment and fixtures related thereto; and (b) to purchase a computerized router to be used in connection with the manufacture of boat molds (the "Router") at a facility owned by the Pyramid Composites Manufacturing Limited Partnership in Greenville, Pennsylvania (the "Greenville Facility") provided (i) the Agent shall have received (1) confirmation that the Borrower has title to the Router, free and clear of all Liens, except a security interest in favor of the Agent for the benefit of the Lenders, (2) UCC-1 financing statements and such other documents as the Agent may request to perfect the security interest of the Agent (for the benefit of the Lenders) in the Router, (3) confirmation that the Router has been leased to Pyramid Marine on terms satisfactory to the Agent (for the benefit of the Lenders), (4) acknowledgment from Pyramid Marine that the Router is subject to the first priority security interest in favor of the Agent, (5) confirmation that the Router is not and will not become a fixture under local law, and (6) acknowledgments and waivers from any landlord of and any party holding a Lien on or security interest in the Greenville Facility confirming that the Router is not subject to any claims or liens of such landlord or such secured parties and
(ii) the Capital Expenditures for the Router shall not exceed $1,500,000.

              "PYRAMID MARINE" shall mean Pyramid Marine, LLC, a Delaware limited liability company.

              "PYRAMID MANAGEMENT AGREEMENT" shall mean the Management Agreement, dated June 18, 1999 between the Borrower and Pyramid Operating.

              "PYRAMID OPERATING" shall mean Pyramid Operating Systems Inc., a Delaware corporation organized by Pyramid Composites Manufacturing Limited Partnership that owns 50% of Pyramid Marine.

              "RECOURSE OBLIGATIONS" shall mean the recourse and repurchase obligations of the Borrower and any of its Subsidiaries pursuant to a Repurchase Agreement.

              "REDEMPTION DATE" shall mean the date fixed in the Redemption Notice for the repayment and redemption of the outstanding Subordinated Notes.

              "REDEMPTION NOTICE" shall have the meaning provided in SECTION 4.3(f).

              "REGULATION D" shall mean Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or any portion thereof.

              "REPORTABLE EVENT" has the meaning set forth in SECTION 4043(b) of ERISA (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), or is the occurrence of any of the events described in SECTION 4063(a) of ERISA.

              "REPURCHASE AGREEMENT" shall mean that certain Manufacturer's Repurchase Agreement to which the Borrower and any of its Subsidiaries is a party with one or more financial institutions in the form heretofore provided to the Agent, together with any similar agreement with any other vendors providing transactions substantially similar to the agreement attached as Annex II to this Agreement.

              "REQUIRED LENDERS" shall mean Lenders holding more than 74% of the principal amount of Loans outstanding or, if no Loans are outstanding, more than 74% of the Total Commitments.

              "RESPONSIBLE OFFICER" of any Person shall mean the chief executive officer, the chief operating officer, the chief financial officer or the general counsel of such Person.

              "RESTRICTED SUBSIDIARIES" shall mean those Subsidiaries of the Borrower set forth on Schedule 1.1(c) and each Person required to become a Guarantor pursuant to SECTION 6.13.

              "REVOLVING LOAN COMMITMENT" shall mean at any time, for any Lender, the amount set forth opposite such Lender's name on Annex I hereto under the heading "Revolving Loan Commitment," as such amount may be reduced from time to time pursuant to SECTIONS 2.10, 2.11, OR 2.14 OR ADJUSTED PURSUANT TO SECTION 10.4(c).

              "REVOLVING LOANS" shall have the meaning provided in SECTION
2.1(a).

              "REVOLVING NOTES" shall have the meaning provided in SECTION
2.5(a).

              "SECURITY AGREEMENT" shall mean the security agreement which has been executed and delivered by the Loan Parties party thereto under and in connection with the Original Agreement, together with each other security agreement required to be executed in accordance with the terms and provisions of the Original Agreement, the Existing Credit Agreement and this Agreement (as any such security agreement have been, are being or hereafter may be amended, modified or supplemented from time to time).

              "SECURITY DOCUMENTS" shall mean and include the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Mortgages and the Assignments of Rents and Leases.

              "SOLVENT" as to any Person shall mean that (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

              "STANDBY LC PROVIDERS" shall mean the issuer or issuers of standby letters of credit in favor of the Subordinated Lenders under with the New Subordinated Credit Agreement.

              "STANDBY LETTER OF CREDIT" shall have the meaning provided in
SECTION 3.1.

              "STANDBY LETTER OF CREDIT COMMITMENT" shall mean at any time, for any Lender, the amount set forth opposite such Lender's name on Annex I hereto under the heading "Standby Letter of Credit Commitment," as such amount may be reduced from time to time pursuant to SECTIONS 2.10, 2.11 OR 10.4(c).

              "SUBORDINATED AGENT" shall mean The Bank of New York in its capacity as agent for the Subordinated Lenders under the New Subordinated Credit Agreement, or any such successor thereto in such capacity under the terms of the New Subordinated Credit Agreement.

              "SUBORDINATED CREDIT FACILITY DOCUMENTS" shall mean the New Subordinated Credit Agreement, the Subordinated Collateral Documents and all other documents and agreements in connection with the Subordinated Refinancing Transaction.

              "SUBORDINATED CREDIT LETTERS OF CREDIT" shall mean those Standby Letters of Credit issued by the Standby LC Providers for the benefit of the Subordinated Lenders.

              "SUBORDINATED COLLATERAL" shall mean the collateral securing the obligations under the New Subordinated Credit Agreement pursuant to the terms of the Subordinated Collateral Documents.

              "SUBORDINATED COLLATERAL DOCUMENTS" shall mean the agreements and documents pursuant to which a lien and security interest in favor or for the benefit of the Subordinated Lenders is granted.

              "SUBORDINATED DEBT" shall mean the Indebtedness (a) in the principal amount not to exceed $60,000,000 in the aggregate incurred pursuant to the New Subordinated Credit Agreement, (b) under the Subordinated Notes issued pursuant to the Subordinated Debt Financing Documents, (c) under the Subordinated Demand Note and (d) under the Subordinated Shareholder Note.

              "SUBORDINATED DEBT FINANCING DOCUMENTS" shall mean the Indenture, dated as of July 1, 1994, among the Borrower, the parties listed as "Guarantors" therein and First Trust National Association, as Trustee, and the Purchase Agreement, dated July 12, 1994, among Wertheim Schroder & Co. Incorporated, the

Borrower and the "Guarantors" as defined therein together with the New Subordinated Credit Agreement and the Subordinated Collateral Documents.

              "SUBORDINATED DEMAND NOTE" shall mean the $25,000,000 demand note dated March 31, 1994 payable to Irwin L. Jacobs or any replacement thereof made in accordance with the terms of the applicable Subordination Agreement.

              "SUBORDINATED LENDERS" shall mean the financial institutions party to the New Subordinated Credit Agreement.

              "SUBORDINATED LOANS" shall mean the loans made to the Borrower pursuant to the New Subordinated Credit Agreement in an aggregate principal amount not to exceed $60,000,000 outstanding at any time.

              "SUBORDINATED NOTES" shall mean the 13.5% Series A Senior Subordinated Notes of the Borrower due 2001.

              "SUBORDINATED SHAREHOLDER NOTE" shall mean the $4,104,422.12 shareholder note dated November 24, 1993 payable to Irwin L. Jacobs.

              "SUBORDINATION AGREEMENTS" shall mean those certain
Subordination Agreements, each dated as of the Effective Date, between Irwin
L. Jacobs and The Bank of New York, as agent for the Lenders, as amended, modified or supplemented in accordance with the terms hereof.

              "SUBSIDIARY" of any Person shall mean and include (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner or has a 50% or more equity interest at the time.

              "TAXES" shall have the meaning provided in SECTION 2.20.

              "TERMINATION EVENT" shall mean (i) a Reportable Event with respect to an ERISA Plan, or (ii) the initiation of any action by the Borrower, any member of the Borrower's ERISA Controlled Group or any ERISA Plan fiduciary to terminate an ERISA Plan or the treatment of an amendment to an ERISA Plan as a termination under ERISA, or (iii) the institution of proceedings by the PBGC under SECTION 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan.

              "TERM LOANS" shall have the meaning provided in SECTION 2.2.

              "TERM LOAN ADVANCE" shall have the meaning provided in SECTION
2.2.

              "TERM LOAN BORROWING DATE" shall mean a date on which the Borrower has borrowed a Term Loan Advance as provided by Section 2.3.

              "TERM LOAN BORROWING PERIOD" shall have the meaning provided in
SECTION 2.2.

              "TERM LOAN COMMITMENT" shall mean at any time, for any Lender, the amount set forth opposite such Lender's name on Annex I hereto under the heading "Term Loan Commitment", as such amount may be reduced from time to time pursuant to SECTIONS 2.10, 2.14 OR 10.4(c).

              "TERM LOAN MATURITY DATE" shall mean June 30, 2002.

              "TERM NOTE" shall have the meaning provided in SECTION 2.2.

              "TITLE COMPANY" shall have the meaning provided in SECTION 4.1.

              "TFC" shall mean Textron Financial Corporation.

              "TOTAL COMMITMENT" shall mean, at any time, the sum of the Commitments of all of the Lenders at such time.

              "TOTAL REVOLVING LOAN COMMITMENT" shall have the meaning provided in SECTION 2.1(a).

              "TOTAL TERM LOAN COMMITMENT" shall have the meaning provided in
SECTION 2.2(a).

              "TOTAL STANDBY LETTER OF CREDIT COMMITMENT" shall mean the sum of the Standby Letter of Credit Commitments of all Lenders, which on the Effective Date shall be $21,000,000.00.

              "TRADEMARK SECURITY AGREEMENT" shall mean that certain trademark security agreement which was entered into in connection with the Original Agreement, between the Loan Parties party thereto and the Collateral Agent, together with each other trademark security agreement required to be executed in accordance with the terms and provisions of the Original Agreement, the Existing Credit Agreement and this Agreement (as any such trademark security agreement have been, are being or hereafter may be amended, modified or supplemented from time to time).

              "TRANSACTION DOCUMENTS" shall mean the Loan Documents and the Subordinated Debt Financing Documents.

              "TRANSACTIONS" shall mean each of the transactions contemplated by the Loan Documents including the payment of the Subordinated Demand Note and the repurchase and redemption of the outstanding Subordinated Notes.

              "TRANSFEREE" shall have the meaning provided in SECTION 10.4(d)

              "TRANSFER SUPPLEMENT" shall have the meaning provided in
SECTION 10.4(c).

              "TYPE" shall mean any type of Revolving Loan or Term Loans determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

              "UNFUNDED BENEFIT LIABILITIES" means with respect to any ERISA Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in SECTION 4001(a)(16) of ERISA, exceeds (ii) the fair market value of all assets of such Plan allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of reasonable assumptions used by the actuary for such Plan for funding purposes in the most recent actuarial valuation with respect to such Plan.

              "YEAR 2000 ISSUE" means the failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000.

SECTION 2.    AMOUNT AND TERMS OF CREDIT FACILITIES.

       SECTION 2.1. REVOLVING LOANS. (a) Subject to and upon the terms and conditions herein set forth, each Lender severally and not jointly agrees, at any time and from time to time on and after the Effective Date and prior to the Final Maturity Date, to make revolving loans (collectively, "REVOLVING LOANS") to the Borrower, which Revolving Loans shall not exceed in aggregate principal amount at any time outstanding the Revolving Loan Commitment of such Lender at such time; PROVIDED, HOWEVER, that such Lender shall not have any obligation to make any Revolving Loan if the sum of (x) the aggregate principal amount of outstanding Revolving Loans, before and after such Revolving Loan is made, (y) the aggregate principal amount of the outstanding Term Loans and (z) the LC Exposure exceeds the Borrowing Base as then in effect. The sum of the Revolving Loan Commitments of all of the Lenders (the "TOTAL REVOLVING LOAN COMMITMENT") on the Effective Date is $29,000,000.00. On the Final Maturity Date the Total Revolving Loan Commitment shall terminate, expire and be reduced to zero. The Revolving Loans of each Lender may be maintained at the option of the Borrower as a Base Rate Loan or a Eurodollar Loan, in accordance with the provisions hereof.

              (b)    Revolving Loans may be voluntarily prepaid pursuant to
SECTION 2.12, and, subject to the other provisions of this Agreement, any amounts so prepaid may be reborrowed. Each Lender's Revolving Loan Commitment shall expire, and each Revolving Loan shall mature on, the Final Maturity Date, without further action on the part of the Lenders or the Agent.

              (c) Each Borrowing of Revolving Loans shall be in the aggregate minimum amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof.

       SECTION 2.2. TERM LOAN. (a) Subject to and upon the terms and conditions hereof, each Lender severally and not jointly agrees to make term loans (each a "TERM LOANS ADVANCE" and collectively the "TERM LOANS") to the Borrower in an aggregate principal amount not to exceed such Lender's Term Loans Commitment; PROVIDED, HOWEVER, that such Lender shall not have any obligation to make any Term Loan Advances if the sum of (x) the aggregate principal amount of the outstanding Term Loans, before and after such Term Loan Advance is made, (y) the aggregate principal amount of outstanding Revolving Loans and (z) the LC Exposure exceeds the Borrowing Base then in effect. The sum of the Term Loan Commitments of all of the Lenders is $45,000,000 (the "TOTAL TERM LOAN COMMITMENT"). The Term Loan Advances will be available to be borrowed on any Business Day during the period from the Effective Date to and including the Redemption Date but in no event later than August 31, 1999 (such period, the "TERM LOAN BORROWING PERIOD"), provided that in no event shall there be more than two (2) borrowings of Term Loan Advances. Each Borrowing of Term Loan Advances shall be in the aggregate minimum amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof.

              (b) The Term Loans shall be payable in quarterly installments in the following amounts on the following dates:

             Date                                  Amount
             ----                                  ------
             December 31, 1999                     $2,000,000
             March 31, 2000                        $2,000,000
             June 30, 2000                         $2,000,000
             September 30, 2000                    $2,000,000
             December 31, 2000                     $2,000,000
             March 31, 2001                        $2,000,000
             June 30, 2001                         $2,000,000
             September 30, 2001                    $7,750,000
             December 31, 2001                     $7,750,000
             March 31, 2002                        $7,750,000

together with accrued and unpaid interest in accordance with SECTION 2.6(d), with the entire unpaid principal amount together with all accrued and unpaid interest being due and payable on the Term Loan Maturity Date.

              (c) The Borrower's obligation to pay the principal of, and interest on, each Lender's Term Loans will be evidenced by a promissory note (collectively, the "TERM NOTES") duly executed and delivered by the Borrower in the form of Exhibit 2.2 hereto in a principal amount equal to such Lender's Term Loans, with blanks appropriately completed in conformity herewith. Each Term Note issued to a Lender shall (w) bear interest as provided in SECTION 2.6, (x) be payable to the order of such Lender, (y) be dated the initial Term Loan Borrowing Date and (z) mature on the Term Loan Maturity Date.

              Each Lender is hereby authorized, at its option, either (i) to endorse on the schedule attached to its Term Note (or on a continuation of such schedule attached to such Term Note and made a part thereof) an appropriate notation evidencing the date and amount of each principal and interest payment in respect thereof, or (ii) to record such payments in its books and records; PROVIDED that the failure of any Lender to make such notation or any error therein shall not affect the obligation of the Borrower to repay the Term Loans made by such Lender in accordance with the terms of this Agreement and the other Loan Documents. Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein.

       SECTION 2.3. NOTICE OF BORROWING. (a) Whenever the Borrower desires to borrow Loans hereunder, it shall give the Agent at the Agent's Office prior to 12:00 noon, New York City time, on the day of each requested Base Rate Loan prior telex, telecopy or telephonic notice (promptly confirmed in writing) of each Base Rate Loan, and at least three Business Days' prior telex, telecopy or telephonic notice (promptly confirmed in writing) of each Eurodollar Loan to be made hereunder. Each such notice (a "NOTICE OF BORROWING") shall be irrevocable and shall specify (i) the aggregate principal amount of the requested Loans, (ii) the date of Borrowing (which shall be a Business Day), and (iii) whether such Loans shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto (provided, that no Eurodollar Loans may be requested or made when any Default or Event of Default has occurred and is continuing).

              (b) Promptly after receipt of a Notice of Borrowing, the Agent shall provide each Lender with a copy thereof and inform each Lender as to its Pro Rata Share of the Loans requested thereunder.

       SECTION 2.4. DISBURSEMENT OF FUNDS. (a) No later than 1:00 P.M., New York City time, on the date specified in each Notice of Borrowing, each Lender will make available its Pro Rata Share of the Loans requested to be made on such date, in U.S. dollars and immediately available funds, at the Agent's office. After the Agent's receipt of the proceeds of such Loans, the Agent will make available to the Borrower by depositing in the Borrower's account at the Agent's Office the aggregate of the amounts so made available in the type of funds actually received. After the end of the Term Loan Borrowing Period, the balance, if any, of the Term Loan Commitment of each Lender shall be reduced to zero.

              (b) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent its portion of the Loans to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to the Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) in the case of the Borrower, the then applicable rate of interest, calculated in accordance with SECTION 2.6, for the respective Loans and (ii) in the case of such Lender, at the Federal Funds Rate until the day three (3) Business Days from such date and thereafter at the then applicable rate of interest, calculated in accordance with SECTION 2.6, for the respective Loans. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder. Notwithstanding anything contained herein or in any other Loan Document to the contrary, the Agent may apply all funds and proceeds of Collateral available for the payment of any Obligations first to repay any amount owing by any Lender to the Agent as a result of such Lender's failure to fund its Loans hereunder.

       SECTION 2.5. REVOLVING NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, each Lender's Revolving Loans is evidenced by a promissory note (collectively, the "REVOLVING NOTES") duly executed and delivered by the Borrower in the form of Exhibit 2.5 hereto in a principal amount equal to such Lender's Revolving Loan Commitment, with blanks appropriately completed in conformity herewith. Each Revolving Note issued to a Lender shall (w) bear interest as provided in SECTIONS 2.6 (x) be payable to the order of such Lender, (y) be dated the Effective Date and (z) mature on the Final Maturity Date.

              (b)    Each Lender is hereby authorized, at its option, either
(i) to endorse on the schedule attached to its Revolving Note (or on a continuation of such schedule attached to such Revolving Note and made a part thereof) an appropriate notation evidencing the date and amount of each Revolving Loan evidenced thereby and the date and amount of each principal and interest payment in respect thereof, or (ii) to record such Revolving Loans and such payments in its books and records; PROVIDED that the failure of any Lender to make such notation or any error therein shall not affect the obligation of the Borrower to repay the Revolving Loans made by such Lender in accordance with the terms of this Agreement and the other Loan Documents. Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein.

       SECTION 2.6. INTEREST. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of the making of such Loan until such Loan shall be paid in full at a rate per annum which shall be equal to the sum of the Alternate Base Rate in effect from time to time plus the Margin Percentage, such rate to change as and when the Alternate Base Rate changes, such interest to be computed (i) if calculated by reference to the Federal Funds Rate, on the basis of a 360-day year, and (ii) if calculated by reference to the Prime Rate, on the basis of a 365- or 366-day year, as applicable.

              (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of the making of such Eurodollar Loan until such Eurodollar Loan shall be paid in full at a rate per annum which shall be equal to the sum of the relevant Eurodollar Rate plus the Margin Percentage, such interest to be computed on the basis of a 360-day year.

              (c) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of all Loans and, to the extent permitted by law, overdue interest in respect of all Loans, shall bear interest at a rate per annum (the "DEFAULT RATE") equal to the sum of two percent (2%) plus the interest rate otherwise applicable hereunder to such principal amount in effect from time to time.

              (d) Interest on each Loan shall accrue from and including the date of the Borrowing thereof to but excluding the date of any repayment thereof (provided that any Revolving Loan borrowed and repaid on the same day shall accrue one day's interest) and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable to such Loan and, in the case of an Interest Period of six months, on the date occurring three months from the first day of such Interest Period and on the last day of such Interest Period, and (iii) in the case of all Loans, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

              (e) The Agent shall, upon determining the Eurodollar Rate for any Interest Period, promptly notify the Borrower and the Lenders thereof.

       SECTION 2.7. INTEREST PERIODS. (a) The Borrower shall, in each Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, conversion into or continuation of a Eurodollar Loan, select the interest period (each an "INTEREST PERIOD") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be either a one-month, two-month, three-month or six-month period, provided that:

                     (i) the initial Interest Period for any Eurodollar Loan shall commence on the date of the making of such Eurodollar Loan (including the date of any conversion from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the date on which the next preceding Interest Period ends;

                     (ii) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period would otherwise end on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall end on the next preceding Business Day;

                     (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                     (iv) no Interest Period in respect of the Term Loans (or portion thereof) the principal of which is required to be repaid prior to the Term Loan Maturity Date shall extend beyond the date on which such principal is required to be repaid; and

                     (v) no Interest Period in respect of any Revolving Loan shall extend beyond the Final Maturity Date and no Interest Period in respect of the Term Loans shall extend beyond the Term Loan Maturity Date.

              (b) If upon the last day of any Interest Period, the Borrower has failed to elect a new Interest Period to be applicable to the respective Eurodollar Loan as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the last day of such current Interest Period.

       SECTION 2.8. MINIMUM AMOUNT OF EURODOLLAR LOANS. All borrowings, conversions, continuations, payments, prepayments and selection of Interest Periods hereunder shall be made or selected so that, after giving effect thereto, (i) the aggregate principal amount of any Borrowing comprised of Eurodollar Loans shall not be less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) there shall be no more than 6 Borrowings comprised of Eurodollar Loans outstanding at any time.

       SECTION 2.9. CONVERSION OR CONTINUATION. (a) Subject to the other provisions hereof, the Borrower shall have the option (i) to convert at any time all or any part of outstanding Base Rate Loans which comprise part of the same Borrowing to Eurodollar Loans, (ii) to convert all or any part of outstanding Eurodollar Loans which comprise part of the same Borrowing to Base Rate Loans, on the last day of the Interest Period applicable thereto, or (iii) to continue all or any part of outstanding Eurodollar Loans which comprise part of the same Borrowing as Eurodollar Loans for an additional Interest Period, on the last day of the Interest Period applicable thereto; PROVIDED that no Loan may be continued as, or converted into, a Eurodollar Loan when any Default or Event of Default has occurred and is continuing.

              (b) In order to elect to convert or continue a Loan under this SECTION 2.9, the Borrower shall deliver an irrevocable notice thereof (a "NOTICE OF CONVERSION OR CONTINUATION)" to the Agent no later than 12:00 noon, New York City time, (i) at least one Business Day in advance of the proposed conversion date in the case of a conversion to a Base Rate Loan and
(ii) at least three Business Days in advance of the proposed conversion or continuation date in the case of a conversion to, or a continuation of, a Eurodollar Loan. A Notice of Conversion or Continuation shall specify (w) the requested conversion or continuation date (which shall be a Business Day),
(x) the amount of the Loan to be converted or continued, (y) whether a conversion or continuation is requested, and (z) in the case of a conversion to, or a continuation of, a Eurodollar Loan, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this
Section 2.9, the Agent shall provide each Lender with a copy thereof.

       SECTION 2.10. VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Agent (which notice the Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to permanently reduce each Lender's Pro Rata Share of all or part of the unused Total Revolving Loan Commitment, unused Total Term Loan Commitment or the unused Total Standby Letter of Credit Commitment, provided that any such partial reduction shall be in the minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof.

       SECTION 2.11. MANDATORY REDUCTIONS. The Total Revolving Loan Commitment or Revolving Loans, as the case may be, shall be reduced as follows:

              (a) For a period of 30 consecutive calendar days during the period between April 1 through June 30 of each year, the outstanding amounts of Revolving Loans shall be reduced to, and shall not at any time during such 30 day period exceed the following amounts during the following periods:

       PERIOD                      AMOUNT
       April 1 to June 30, 2000    $15,000,000

       April 1 to June 30, 2001    $10,000,000

       April 1 to June 30, 2002    $10,000,000

       The obligations of the Borrower under the preceding sentence are in addition to, and shall not in any manner limit, any other obligation of the Borrower hereunder to prepay or repay Loans.

              (b)    [Intentionally Omitted - 1999].

              (c) The Total Revolving Loan Commitment shall be reduced permanently by an amount equal to proceeds of any payments on casualty insurance or condemnation awards in respect of any of the assets of the Borrower or any of its Subsidiaries; PROVIDED that so long as no Default or Event of Default has occurred and is continuing, no such mandatory reduction shall be required if (i) the aggregate amount of insurance or condemnation proceeds received by the Borrower and its Subsidiaries in connection with the event that resulted in the loss, damage, destruction or taking of such assets is less than $1,000,000 or (ii) the Agent receives written notice in form and substance satisfactory to it within 60 days of receipt of any such proceeds from the Borrower describing how such proceeds are to be promptly reinvested in equipment, vehicles or other assets used in the Borrower's principal lines of business.

              (d) The Total Revolving Loan Commitment shall be reduced at any time the amount of aggregate proceeds (cash or otherwise) of sales of assets made pursuant to SECTIONS 7.5(b) and (c), net of reasonable, documented expenses and withholding taxes arising from such sale (PROVIDED that any amounts subsequently recovered, or any amounts received as a result of credits earned, with respect to such withholding taxes shall be additional proceeds from such sale at the time such amount is received by a Loan Party), exceeds $7,500,000, permanently by an amount equal to such excess amount (less the amount of any reductions of the Revolving Loan Commitments previously made pursuant to this clause (d)); PROVIDED that (i) no such reduction shall be required pursuant to this clause (d) unless such reduction would be of at least $1,000,000, (ii) sales of assets listed on Schedule 7.5(c) sold pursuant to Section 7.5(c) shall not be included for the purposes of this subsection (d) to the extent, and only to the extent, the aggregate amount of proceeds pursuant to such sales is equal to or less than $9,000,000 and (iii) [Intentionally Omitted 1999].

              In the event that, after giving effect to the reductions in the Total Revolving Loan Commitment set forth in SECTIONS 2.11(c) OR (d), the Total Revolving Loan Commitment has been reduced to zero, then any excess amounts shall be applied to the permanent reduction of the Total Standby Letter of Credit Commitment.

       SECTION 2.12. VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay the Loans in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing), which notice shall be irrevocable, of its intent to prepay the Loans at least three Business Days prior to a prepayment of Eurodollar Loans and at least one Business Day prior to a prepayment of Base Rate Loans, which notice shall specify the amount of such prepayment and what Types of Loans are to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing(s) pursuant to which such Eurodollar Loan was made, and which notice the Agent shall promptly transmit to each of the Lenders and (b) each prepayment shall be in an aggregate principal amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the day of payment. Notwithstanding anything to the contrary set forth herein, Term Loans, once repaid, may not be reborrowed.

       SECTION 2.13. Mandatory Prepayments.

              (a)    [Intentionally Omitted].

              (b) On each day on which the Total Revolving Loan Commitment or Total Standby Letter of Credit Commitment, as the case may be, is reduced pursuant to SECTION 2.11, the Borrower shall prepay the Revolving Loans and, in the case of reductions in the Total Standby Letter of Credit Commitment, cash collateralize outstanding Standby Letters of Credit, to the extent, if any, that such aggregate outstanding principal amount exceeds the reduced Total Revolving Loan Commitment or Total Standby Letter of Credit Commitment, as the case may be.

              (c) On each day that the sum of (x) the aggregate principal amount of outstanding Loans and (y) the LC Exposure exceeds the Borrowing Base as then in effect, the Borrower shall immediately repay its then outstanding Loans in such amount as may be necessary to eliminate such excess.

              (d) On each date after the Effective Date on which the Borrower or any of its Subsidiaries receives any proceeds from any capital contribution or from any Equity Issuance, in each case, utilizing or facilitated by one or more underwriters, placement agents or similar Persons, the Borrower shall prepay the outstanding Loans in an amount equal to 50% of such proceeds (net of any underwriting discounts or commissions and any other reasonable costs or expenses directly attributable to such incurrence or issuance), in accordance with the provisions of SECTION 2.14.

              (e) On each day after the Effective Date on which the Borrower or any of its Subsidiaries receives any proceeds from any sale of any assets, the Hatteras Disposition, the sale and leaseback of any asset or the mortgaging of any real property other than pursuant to a Mortgage by the Borrower or any of its Subsidiaries permitted by the terms of this Agreement or a refinancing thereof permitted by SECTION 7.2(b), or a sale and leaseback transaction permitted by SECTION 7.14, the Borrower shall prepay the Loans in an amount equal to 100% of such proceeds (net of reasonable costs or expenses directly attributable to such transaction), in accordance with the provisions of SECTION 2.14. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the day of payment.

       SECTION 2.14. APPLICATION OF PREPAYMENTS. All prepayments of the Loans required by SECTION 2.13 (other than subparagraph (c) thereof) shall be applied FIRST, to all fees and expenses then due and payable to the Agent or the Lenders pursuant to the terms of this Agreement and the other Loan Documents, SECOND, to any interest then due and payable on the Term Loans, THIRD, to prepay the Term Loans until the Term Loans shall have been repaid in full, together with accrued and unpaid interest thereon, FOURTH, to any interest then due and payable on the Revolving Loans, FIFTH, to prepay the Revolving Loans until such Revolving Loans shall have been repaid in full, together with accrued and unpaid interest thereon, and SIXTH, to all other outstanding Obligations then due and payable. Simultaneously with any prepayment of the principal amount of the Term Loans pursuant to the preceding sentence, each Lender's Term Loan Commitment shall be permanently reduced by such Lender's Pro Rata Share of such prepayment. Prepayments of the Revolving Loans made pursuant to this Section shall not affect any Lender's Revolving Loan Commitment. All prepayments of the Term Loans shall be applied to the installment thereof due on the Term Loan Maturity Date and then to the remaining installments thereof in inverse order of maturity.

       SECTION 2.15. METHOD AND PLACE OF PAYMENT. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Revolving Notes and the Term Notes shall be made to the Agent for the account of the Lenders entitled thereto not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Agent's office, and any funds received by the Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Agent shall thereafter cause to be distributed on the date of receipt thereof to each Lender in like funds its Pro Rata Share of payments so received.

              (b) Whenever any payment to be made hereunder or under any Revolving Note or any Term Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

              (c) All payments made by the Borrower hereunder and under the other Loan Documents shall be made irrespective of, and without any reduction for, any setoff or counterclaims.

       SECTION 2.16. FEES.(a) The Borrower agrees to pay the fees in the amounts and on the dates specified in the separate fee letters between the Borrower and the Agent and the Borrower and each of the other Lenders.

              (b) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee (the "Commitment Fee"), computed at the per annum rate set forth in the definition of Margin Percentage, in each case on the basis of a 360-day year for the actual number of days elapsed, payable on the average daily unused portion of the Revolving Loan Commitment, the Term Loan Commitment and the Standby Letter of Credit Commitment, from and including the Effective Date to the Final Maturity Date, payable quarterly in arrears on each Payment Date and on the Final Maturity Date or such earlier date, if any, on which the Revolving Loan Commitment, the Term Loan Commitment or the Standby Letter of Credit Commitment shall be terminated in accordance with the terms hereof.

              (c) The Borrower agrees to pay to the Agent for the account of each Lender a Standby Letter of Credit fee computed at the per annum rate of the Margin Percentage applicable to Eurodollar Loans on the daily aggregate LC Exposure, payable quarterly in arrears on each Payment Date and upon termination of the Standby Letter of Credit Commitment.

              (d) In addition to the Commitment Fee and such Standby Letter of Credit fee referred to in this Section 2.16, the Borrower (i) acknowledges that certain commitment fees and fees with respect to Standby Letters of Credit issued under the Existing Credit Agreement and payable, in each case, pursuant to Section 2.15 of the Existing Credit Agreement have accrued through the Effective Date and agrees to pay such fees on the Payment Date next succeeding the Effective Date and (ii) agrees to pay to the Issuing Bank its customary fees for the issuance, amendment and processing of the Standby Letters of Credit.

              (e) The fees described in subsections (a) through (d) of this Section 2.16 and any other fees payable under this Agreement are collectively referred to herein as the "Fees."

       SECTION 2.17. INTEREST RATE UNASCERTAINABLE, INCREASED COSTS, ILLEGALITY. (a) In the event that the Agent, in the case of clause (i) below, or any Lender, in the case of clauses (ii) and (iii) below, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                     (i) on any date for determining the Eurodollar Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

                     (ii) at any time, that the relevant Eurodollar Rate applicable to any of its Eurodollar Loans shall not represent the effective pricing to such Lender for funding or maintaining a Eurodollar Loan, or such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in respect of any Eurodollar Loan (other than by reason of a tax, or an increased tax, on the net income of such Lender), in any such case because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order (such as for example but not limited to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate), whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and/or (y) other circumstances affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market; or

                     (iii) at any time, that the making or continuance by it of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law or governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, the Agent or such Lender shall, promptly after making such determination, give notice (by telephone promptly confirmed in writing) to the Borrower and (if applicable) the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, the Borrower's right to request Eurodollar Loans shall be suspended, and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to any Borrowing of Eurodollar Loans which has not yet been made shall be deemed cancelled and rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon such Lender's delivery of written demand therefor to the Borrower with a copy to the Agent, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as such Lender in its sole discretion exercised in a professional manner shall determine) as shall be required to compensate such Lender for such increased costs or reduction in amounts received or receivable hereunder and (z) in the case of clause
(iii) above, the Borrower shall take one of the actions specified in clause
(b) below as promptly as possible and, in any event, within the time period required by law. The written demand provided for in clause (y) shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

              (b) In the case of any Eurodollar Loan or requested Eurodollar Loan affected by the circumstances described in clause (a)(ii) above, the Borrower may, and in the case of any Eurodollar Loan affected by the circumstances described in clause (a)(iii) above the Borrower shall, either (i) if any such Eurodollar Loan has not yet been made but is then the subject of a Notice of Borrowing or a Notice of Conversion or Continuation, be deemed to be a request for a Base Rate Loan with respect to the affected Lender, or (ii) if any such Eurodollar Loan is then outstanding, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan at the end of the applicable Interest Period or such earlier time as may be required by law, in each case by giving the Agent notice (by telephone promptly confirmed in writing) thereof on the Business Day that the Borrower was notified by the Lender pursuant to clause (a) above; PROVIDED, HOWEVER, that all Lenders whose Eurodollar Loans are affected by the circumstances described in clause (a) above shall be treated in the same manner under this clause (b).

              (c) In the event that the Agent determines at any time following its giving of notice based on the conditions described in clause
(a)(i) above that none of such conditions exist, the Agent shall promptly give notice thereof to the Borrower and the Lenders, whereupon the Borrower's right to request Eurodollar Loans from the Lenders and the Lenders' obligation to make Eurodollar Loans shall be restored.

              (d) In the event that a Lender determines at any time following its giving of a notice based on the conditions described in clause
(a)(iii) above that none of such conditions exist, such Lender shall promptly give notice thereof to the Borrower and the Agent, whereupon the Borrower's right to request Eurodollar Loans from such Lender and such Lender's obligation to make Eurodollar Loans shall be restored.

       SECTION 2.18. FUNDING LOSSES. The Borrower shall compensate each Lender, upon such Lender's delivery of a written demand therefor to the Borrower, with a copy to the Agent (which demand shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by such Lender in connection with the liquidation or reemployment of deposits or funds required by it to make or carry its Eurodollar Loans) that such Lender sustains or may sustain: (i) if for any reason (other than a default by such Lender) a Borrowing of, or conversion from or into, or a continuation of, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not rescinded, cancelled or withdrawn or deemed rescinded, cancelled or withdrawn, pursuant to SECTION 2.17(a) OR 2.17(b) or otherwise), (ii) if any repayment (including, without limitation, payment after acceleration) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of the Interest Period applicable thereto, (iii)if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any default by the Borrower in repaying its Eurodollar Loans or any other amounts owing hereunder in respect of its Eurodollar Loans when required by the terms of this Agreement. Calculation of all amounts payable to a Lender under this SECTION 2.18 shall be made on the assumption that such Lender has funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan with a maturity equivalent to the Interest Period applicable to such Eurodollar Loan, and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America, provided that each Lender may fund its Eurodollar Loans in any manner that it in its sole discretion chooses and the foregoing assumption shall only be made in order to calculate amounts payable under this SECTION 2.18. Such compensation may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.

       SECTION 2.19. INCREASED CAPITAL. If the Issuing Bank or any Lender shall have determined that compliance with any applicable law, rule, regulation, guideline, request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency (other than by reason of a tax or an increased tax, on the net income of such Lender), has or would have the effect of reducing the rate of return on the capital or assets of the Issuing Bank or such Lender as the case may be, or any Person Controlling the Issuing Bank or such Lender as the case may be, as a consequence of its commitments or obligations hereunder, then from time to time, upon the Issuing Bank's or such Lender's, as the case may be, delivering a written demand therefor to the Agent and the Borrower, the Borrower shall pay to the Issuing Bank or such Lender, as the case may be, such additional amount or amounts as will compensate the Issuing Bank, such Lender or Person, as the case may be, for such reduction.

       SECTION 2.20. TAXES. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding, in the case of the Agent, the Issuing Bank and each Lender, net income and franchise taxes imposed on the Agent, the Issuing Bank or such Lender by the jurisdiction under the laws of which the Agent, the Issuing Bank or such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Domestic Lending office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein or by reason of such Lender's failure to comply with SECTION 2.20(b) hereof (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "TAXES"). If any Taxes are required to be withheld from any amounts payable to the Agent, the Issuing Bank or any Lender hereunder or under the Revolving Notes or under the Term Notes, the amounts so payable to the Agent, the Issuing Bank or such Lender shall be increased to the extent necessary to yield to the Agent, the Issuing Bank or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Revolving Notes and the Term Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of the Issuing Bank or such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or other evidence thereof reasonably satisfactory to the Agent. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other documentary evidence, the Borrower shall indemnify the Agent, the Issuing Bank, and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent, the Issuing Bank, or any Lender as a result of any such failure. The agreements in this SECTION 2.20 shall survive the termination of this Agreement and the payment of the Revolving Notes and the Term Notes and all other Obligations and the expiration of the Standby Letters of credit.

              (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (including each Purchasing Lender that becomes a party to this Agreement pursuant to SECTION 10.4(c)) agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Revolving Notes and the Term Notes payable to it, without deduction or withholding of any United States Federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes, unless there has been a change in law (including, without limitation, any change in treaty, statute, regulation or official interpretation) prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States Federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

       SECTION 2.21. CHANGE OF OFFICE, ETC. Any of the Agent, the Issuing Bank or any Lender claiming any additional amounts payable pursuant to SECTIONS 2.17(a)(iii) OR 2.20 shall use reasonable efforts (consistent with legal and regulatory restrictions) (including reasonable efforts to change the jurisdiction of its applicable lending office) to avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue, provided that such efforts would not, in the sole determination of such Lender, the Agent or the Issuing Bank, as the case may be, be otherwise disadvantageous to such Lender, the Agent or the Issuing Bank.

       SECTION 2.22. USE OF PROCEEDS. The proceeds of the Revolving Loans and the Term Loans shall be used for the Borrower's working capital, for general corporate purposes, to repay and redeem the outstanding Subordinated Notes (including accrued interest and call premiums) and to repay the Subordinated Demand Note.

       SECTION 2.23. ADJUSTMENTS IN COMMITMENTS AND OUTSTANDING LOANS.

              (a) TOTAL COMMITMENTS. From and after the Effective Date, the Total Commitment of each Lender shall be the sum of the amounts set forth opposite each Lender's name in Annex 1, as such Commitments may be reduced pursuant to the terms of this Agreement, and, with respect to each Lender, such amount shall supersede and be deemed to amend the amount of its respective Total Commitment as set forth in Annex 1 to the Existing Credit Agreement.

              (b) (i) ADJUSTMENT OF OUTSTANDING LOANS. If any Loans and Standby Letters of Credit are outstanding under the Existing Credit Agreement on the date hereof, the Lenders shall on the date hereof, at the direction of the Agent, make appropriate adjustments among themselves in order to insure that the amount (and Type) of the Loans outstanding to the Borrower from any Lender and Standby Letters of Credit issued for the account of Borrower under this Agreement (as of the date hereof) are proportionate to the aggregate amount of all of the Total Commitments, after giving effect to the increased amount of the aggregate Total Commitments and the reallocation of the amounts of the Total Commitments of the Lenders.

              (ii)   The Borrower (1) agrees and consents to the terms of
SECTION 2.23(b)(i) and (2) agrees (unless on the date of such adjustments and prepayments all outstanding Loans are Base Rate Loans) to pay to the applicable Lender, upon any Lender's delivery of a written demand therefor, any amounts due under SECTION 2.18 arising from the adjustments and prepayments of any Loans required to effect the reallocations of the Loans and the Commitments under this SECTION 2.23.

SECTION 3.    STANDBY LETTERS OF CREDIT

       SECTION 3.1. ISSUANCE OF STANDBY LETTERS OF CREDIT. (a) The Issuing Bank (i) agrees, within five (5) Business Days of the receipt of an appropriately completed and properly authorized Letter of Credit Application, in a form and containing terms and conditions that are reasonably acceptable to the Issuing Bank and consistent with the terms hereof, and on the terms and subject to the conditions hereinafter set forth, to issue irrevocable letters of credit ("STANDBY LETTERS OF CREDIT") under which the Issuing Bank agrees to make payments for the account of the Borrower in respect of ongoing contingent obligations of the Borrower and/or one or more of its Subsidiaries related to insurance, performance bonds and fuel bonds, to replace existing standby letters of credit and for other general corporate purposes acceptable to the Issuing Bank and the Agent, at any time and from time to time on and after the Effective Date until the termination of the Total Standby Letter of Credit Commitment in accordance with SECTION 2.10 hereof and (ii) issued on the Original Effective Date the Standby Letters of Credit set forth on
Schedule 3.1 of the Original Agreement, PROVIDED, HOWEVER, that any Standby Letter of Credit shall be issued only if, and each request by the Borrower for the issuance of any Standby Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of any such Standby Letter of Credit, (x) the LC Exposure at such time shall not exceed the Total Standby Letter of Credit Commitment in effect at such time and (y) (A) the sum of (I) the aggregate principal amount of outstanding Loans and (II) the LC Exposure, before or after such Standby Letter of Credit is issued, does not exceed (B) the Borrowing Base as then in effect.

              (b) Each Standby Letter of Credit shall be (1) in a minimum amount of $100,000 (other than in respect of the renewal of the Existing Standby Letter of Credit, which may be in a minimum amount of $50,000) and
(2) shall be denominated in United States dollars, provided, however, that the Borrower may maintain the Credit Suisse L/C that was issued and denominated in British Pounds.

              (c) No Standby Letter of Credit shall be issued with a stated expiration date later than the earlier of (i) ten Business Days prior to the Final Maturity Date and (ii) the close of business on the date that is 12 months after the date of issuance of such Standby Letter of Credit.

              (d)    [Intentionally omitted 1999].

              (e) Each Standby Letter of Credit may, in the absolute discretion of the Issuing Bank, include a provision whereby such Standby Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the Final Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 60 days (or such shorter period as is acceptable to the Issuing Bank) prior to the then-applicable expiry date that such Standby Letter of Credit will not be renewed.

              (f) The Borrower may request the extension or renewal of a Standby Letter of Credit that is not automatically renewed in accordance with its terms by giving written notice to the Issuing Bank at least five Business Days prior to the then-current expiry date of such Standby Letter of Credit. If no Default or Event of Default has occurred and is continuing, the Issuing Bank shall promptly issue such extension or renewal; PROVIDED, HOWEVER, that the Issuing Bank shall have no obligation to extend or renew any Standby Letter of Credit (i) for a period in excess of 12 months or (ii) to any expiry date beyond the Final Maturity Date.

              (g) Each request for the issuance of a Standby Letter of Credit shall be made on five (5) Business Days' prior electronic, written or facsimile authenticated Letter of Credit Application from the Borrower to the Issuing Bank specifying the date on which such Standby Letter of Credit is to be issued, the date on which such Standby Letter of Credit is to expire, the amount of such Standby Letter of Credit, the name and address of the beneficiary of such Standby Letter of Credit and such other information as may be necessary or desirable to complete such Standby Letter of Credit.

       SECTION 3.2. PARTICIPATIONS; UNCONDITIONAL OBLIGATIONS. (a) By the issuance of a Standby Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders in respect thereof, the Issuing Bank hereby grants to each Lender, and each Lender hereby agrees to acquire from the Issuing Bank, a participation in such Standby Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Standby Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of the Issuing Bank, such Lender's Pro Rata Share of each LC Disbursement made by the Issuing Bank; PROVIDED, HOWEVER, that the Lenders shall not be obligated to make any such payment to the Issuing Bank with respect to any wrongful payment or disbursement made under any Standby Letter of Credit as a result of the gross negligence or willful misconduct of the Issuing Bank.

              (b) Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (a) above in respect of Standby Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

       SECTION 3.3. AGREEMENT TO REPAY LETTER OF CREDIT DISBURSEMENTS. (a) If the Issuing Bank shall pay any draft presented under a Standby Letter of Credit, the Borrower shall pay on the date of such payment by the Issuing Bank to the Issuing Bank an amount equal to the amount of such draft (PROVIDED that for drafts requiring payment in British Pounds, the Borrower shall pay the U.S. dollar equivalent as calculated by the Agent at the British Pound Reference Rate on the date any such draft was paid by the Issuing Bank). If the Borrower receives notice after 3:00 p.m., New York City time, of the payment by the Issuing Bank of a draft presented under a Standby Letter of Credit, it shall repay such LC Disbursement no later 11:00 a.m., New York City time, on the next Business Day; PROVIDED that if such next Business Day is not the next succeeding calendar day, then the Borrower shall pay interest, on demand, on the amount of such LC Disbursement from the date it was made by the Issuing Bank until it is reimbursed by the Borrower at the rate set forth in clause (b) below.

              (b) The Borrower agrees to pay interest on LC Disbursements which are not paid to the Issuing Bank as set forth in clause (a) above, on demand, at a rate per annum equal to the sum of the Alternate Base Rate then in effect plus three and one half percent (3.5%).

              (c) The Borrower's obligation to pay the Issuing Bank for LC Disbursements under the Outstanding Standby Letters of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

                     (i) any lack of validity or enforceability of any Standby Letter of Credit;

                     (ii) the existence of any claim, setoff, defense or other right that the Borrower or any other person may at any time have against the beneficiary under any Standby Letter of Credit, the Issuing Bank, the Agent, any Lender or any other Person (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Issuing Bank) or any other Person in connection with this Agreement or any other agreement or transaction;

                     (iii) any draft or other document presented under a Standby Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, PROVIDED that payment by the Issuing Bank under such Standby Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct of the Issuing Bank;

                     (iv) payment by the Issuing Bank under a Standby Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, PROVIDED that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank; and

                     (v) other circumstances or event whatsoever, whether or not similar to any of the foregoing, PROVIDED that such other circumstance or event shall not have been the result of gross negligence or willful misconduct of the Issuing Bank.

              It is understood that in making any payment under a Standby Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Standby Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Standby Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Standby Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Standby Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (ii) any noncompliance in any immaterial respect of the documents presented under a Standby Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Issuing Bank.

       SECTION 3.4. LETTER OF CREDIT OPERATIONS. The Issuing Bank shall, within a reasonable time after its receipt thereof, examine all documents purporting to represent a demand for payment under an Outstanding Letter of Credit to ascertain that the same appear on their face to be in conformity with the terms and conditions of such Outstanding Letter of Credit. The Issuing Bank shall promptly give electronic or facsimile notification or telephonic notification, confirmed by electronic or facsimile notice, to the Borrower of such demand of payment and of the determination by the Issuing Bank as to whether such demand for payment was in conformity with the terms and conditions of such Outstanding Letter of Credit and whether the Issuing Bank has made or will make a LC Disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank with respect to any such LC Disbursement.

       SECTION 3.5. CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, the Borrower shall on the Business Day it receives notice from the Agent or the Required Lenders therefor, deposit in an account with the Collateral Agent, for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (a) automatically be applied by the Agent to reimburse the Issuing Bank for LC Disbursements, (b) be held for the satisfaction of the reimbursement obligations of the Borrower of the LC Exposure at such time and
(c) if the maturity of the Revolving Loans has been accelerated, be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

       SECTION 3.6. INDEMNIFICATION. The Lenders agree to indemnify the Issuing Bank and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Issuing Bank or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Issuing Bank or such Person shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Issuing Bank or such Person as a result of, or arising out of, or in any way related to or by reason of the issuing of any Standby Letter of Credit or the Issuing Bank acting in its capacity as Issuing Bank (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Issuing Bank or such Person as finally determined by a court of competent jurisdiction).

       SECTION 3.7. RESIGNATION OF THE ISSUING BANK. (a) The Issuing Bank may resign by giving five Business Days' prior written notice to the Agent, the Lenders and the Borrower and upon the appointment of any Lender as successor Issuing Bank. Subject to paragraph (b) below, upon the acceptance of any appointment as the Issuing Bank hereunder by a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Standby Letters of Credit hereunder. Notwithstanding such resignation, the Borrower shall pay all accrued and unpaid fronting fees when such fees would otherwise become due hereunder. The acceptance of any appointment as the Issuing Bank hereunder by a Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Agent, and, from and after the effective date of such agreement, (i) such Issuing Bank shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.

              (b) After the resignation of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement and the other Loan Documents with respect to Standby Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Standby Letters of Credit and shall be entitled to all accrued and unpaid fronting fees due and owing to it through and including the date of resignation.

SECTION 4.    CONDITIONS PRECEDENT.

       SECTION 4.1. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Agreement shall become effective as of the date hereof when the following conditions precedent have been satisfied:

              (a) THIRD AMENDED AND RESTATED CREDIT AGREEMENT. The Borrower, the Agent, the Arranger and the Lenders shall have executed and delivered this Agreement to the other parties hereto.

              (b) REVOLVING NOTES. The Borrower shall have executed and delivered to each of the Lenders the appropriate Revolving Notes in the amount, maturity and as otherwise provided herein.

              (c)    CONFIRMATIONS, ACKNOWLEDGEMENTS. AND WAIVERS.

                     (i) Acknowledgements of Loan Parties. Each of the Loan Parties shall have acknowledged that the Existing Credit Agreement has been amended and restated and superseded in its entirety by this Agreement.

                     (ii) Confirmation of Parties To The Security Documents. Each of the parties to the Security Documents shall have executed and delivered to the Agent the acknowledgement in the form of Exhibit 4.1(c)(i) hereto.

                     (iii) Acknowledgement of Guarantors. Each of the Guarantors shall have executed and delivered to the Agent the Acknowledgement in the form of Exhibit 4.1(c)(ii) hereto.

                     (iv) Acknowledgement of Subordination Agreements. Mr. Irwin L. Jacobs shall have executed and delivered to the Agent the Acknowledgement in the form of Exhibit 4.1(c)(iii) hereto.

                     (v) Waiver of Subordinated Lenders. The Subordinated Lenders shall have executed a Waiver to permit repayment and redemption of the Subordinated Demand Note.

              (d) MORTGAGE AMENDMENTS. Each of the Loan Parties party thereto shall have executed and delivered to the Agent an amendment to each of the

Mortgages, each substantially in the form set forth as Exhibit 4.1(d)(as amended, modified or supplemented from time to time, each a "MORTGAGE AMENDMENT" and collectively, the "MORTGAGES AMENDMENTS").

              (e) ASSIGNMENT AMENDMENTS. To the extent that any Lender shall have been advised by special counsel that the same is legally required in such jurisdiction, the Loan Parties party thereto shall have executed and delivered to the Lender an amendment to each of the Assignment of Rents and Leases relating to each applicable Property substantially in the form set forth as Exhibit 4.1(e) (as amended, modified or supplemented from time to time, the "ASSIGNMENT AMENDMENTS".

              (f)    OPINIONS OF COUNSEL.

                     (i) The Agent shall have received a legal opinion, dated the Effective Date, from Weil, Gotshal & Manges LLP, special New York counsel to the Loan Parties, substantially in the form set forth as
       Exhibit 4.1(f)(i).

                     (ii) The Agent shall have received a legal opinion, dated the Effective Date, from Mary McConnell, general counsel of the Borrower, substantially in the form set forth as Exhibit 4.1(f)(ii).

              (g) INSURANCE. The Agent shall have received a certificate of insurance demonstrating insurance coverage in respect of each of the Loan Parties of types, in amounts, with insurers and with other terms satisfactory to the Lenders, which certificate shall indicate that the Agent and the Lenders are named additional insured as their interests may appear and shall contain a lenders loss payee endorsement in favor of the Agent in form and substance satisfactory to the Agent.

              (h) LIEN SEARCH REPORTS. The Agent shall have received satisfactory reports of UCC, tax lien, judgment and litigation searches conducted by a search firm acceptable to the Agent and the Lenders with respect to the Loan Parties in each of the locations set forth in Schedule 4.1(h).

              (i) UCC-1 FINANCING STATEMENTS. The Agent shall have received signed copies of each UCC-1 financing statement signed by a Loan Party as debtor naming the Agent as secured party in form suitable for filing in the jurisdictions set forth in Schedule 1 to the Security Agreement, to the extent requested by the Agent.

              (j)    RECORDATION OF AMENDMENTS. The Agent shall have received
(x) the Borrower's written instructions to the Title Company authorizing the recordation of the Mortgage Amendments and Assignment Amendments in the appropriate real estate records of the applicable jurisdiction in which each and every Mortgaged Property is located and (y) evidence (including, without limitation, payment instructions given by the Borrower) that all mortgage or intangible taxes or recording charges required to be paid in connection with the execution, delivery or recording of the

Security Documents (including, without limitation, the Mortgage Amendments and the Assignment Amendments) as well as all title premiums and other title and survey charges have been deposited with the Title Company.

              (k) TITLE REPORTS. The Agent shall have received a title report or title insurance commitment (a "TITLE REPORT") issued by Chicago Title Insurance Company (or other title insurance company reasonably satisfactory to the Agent and the Lenders) (the "TITLE COMPANY") wherein such Title Company certifies to the Agent that an examination of title to each of the Mortgaged Properties has been made in accordance with the Title Company's usual procedures for the issuance of a lender's form of title insurance policy and such examination shows the lien of each Mortgage as a first priority mortgage and/or deed of trust and good and marketable title to each of the Mortgaged Properties being vested in the Loan Party which granted the Mortgage relating thereto, in each case free and clear of all Liens except the Liens permitted pursuant to SECTION 7.3 (hereinafter collectively referred to as "PERMITTED LIENS"). The Borrower shall be responsible for paying the full amount of all charges due in connection with the issuance of the Title Reports.

              (l) ENVIRONMENTAL MATTERS. The Agent shall be satisfied that neither the Borrower nor any of its Subsidiaries is subject to any present or contingent environmental liability or potential Environmental Claim which could reasonably be expected to have a Material Adverse Effect.

              (m) CERTIFIED RESOLUTIONS, ETC. The Agent shall have received (1) a certificate of the secretary or assistant secretary of each of the Loan Parties and dated the Effective Date certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (ii) the resolutions of such Person's Board of Directors approving and authorizing the execution, delivery and performance of all Transaction Documents executed by such Person, (iii) that there have been no changes in the by-laws of such Person since March 27, 1996, except as otherwise set forth in such certificate, and, to the extent of any such changes, a copy thereof and (iv) that there have been no changes in the certificate of incorporation of such Person since March 27, 1996, except as otherwise set forth in such certificate, and, to the extent of any such changes, a copy thereof certified by the Secretary of State of incorporation of such Loan Party and (2) a good standing certificate from the Secretary of State of incorporation of the Borrower dated not more than ten Business Days prior to the Effective Date.

              (n) FEES AND EXPENSES. The Agent shall have received, for its account and for the account of each Lender, as applicable, all Fees and other fees and expenses due and payable hereunder on or before the Effective Date to the extent statements therefor have been delivered to the Agent and the Borrower, including, without limitation, the fees and expenses accrued through the Effective Date, of Emmet, Marvin & Martin, LLP, counsel to the Agent.

              (o) CONSENTS, LICENSES, APPROVALS, ETC. The Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Loan Parties or any of their respective Subsidiaries, and the validity and enforceability, of the Transaction Documents, or in connection with any of the Transactions, and such consents, licenses and approvals shall be in full force and effect.

              (p) PROJECTIONS. The Agent shall have received projections prepared by the Borrower demonstrating the projected consolidated financial condition and results of operations of the Borrower and its Subsidiaries for the period from the Effective Date through the fiscal quarter of the Borrower ending June 30, 2002, which projections shall be accompanied by a written statement of assumptions underlying the projections, and all the foregoing shall be satisfactory to the Agent and the Lenders.

              (q) INDEBTEDNESS. The Existing Notes shall be subordinated to the Loans and the Standby Letters of Credit on terms and conditions satisfactory to the Agent and the Lenders.

       SECTION 4.2. CONDITIONS PRECEDENT TO EACH TERM LOAN ADVANCE. The obligation of each Lender to make each Term Loan Advance is subject to the satisfaction on the date the initial Term Loan Advance is made of the following conditions precedent:

              (a) TERM NOTES. The Borrower shall have executed and delivered to each of the Lenders the appropriate Term Notes in the amount, maturity and as otherwise provided herein.

              (b)    OPINIONS OF COUNSEL.

                     (i) The Agent shall have received a legal opinion, dated the date the initial Term Loan Advance is made from Weil, Gotshal & Manges LLP, special New York counsel to the Loan Parties, substantially in the form set forth as Exhibit 4.1(f)(i).

                     (ii) The Agent shall have received a legal opinion, dated the date the initial Term Loan Advance is made from Mary McConnell, general counsel of the Borrower, substantially in the form set forth as
       Exhibit 4.1(f)(ii).

              (c) ADDITIONAL MATTERS. The Agent shall have received such other certificates, opinions, documents and instruments relating to such Term Loan as may have been reasonably requested by the Agent or Required Lenders.

       SECTION 4.3. CONDITIONS PRECEDENT TO ALL REVOLVING LOANS, THE TERM LOAN ADVANCES AND ISSUANCES OF LETTERS OF CREDIT. The obligation of each Lender to make any Revolving Loan or Term Loan Advance, or the Issuing Bank to issue any Standby Letter of Credit, is subject to the satisfaction on the date such Revolving Loan or Term

Loan Advance is made or Standby Letter of Credit is issued of the following conditions precedent:

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on such date both before and after giving effect to the making of such Revolving Loans, the Term Loan Advances or issuing of such Standby Letter of Credit.

              (b) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of such Revolving Loans, Term Loan Advances or issuing of such Standby Letter of Credit.

              (c) NO INJUNCTION. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the judgment of the Required Lenders would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Revolving Loans, the Term Loan Advances or the consummation of the Transactions.

              (d) NO MATERIAL ADVERSE CHANGE. No event, act or condition shall have occurred after June 30, 1998 which, in, the judgment of the Required Lenders, has had or could have a Material Adverse Effect.

              (e) NOTICE OF BORROWING. The Agent shall have received a fully executed Notice of Borrowing in respect of the Loans to be made on such date.

              (f) NOTICE OF REDEMPTION. The Borrower shall have issued a notice under the Subordinated Debt Financing Documents to repurchase and redeem all of the outstanding Subordinated Notes (the "Redemption Notice").

              (g) AUTHORIZATIONS AND DIRECTIONS REGARDING SUBORDINATED DEMAND NOTE. The Agent shall have received (i) an irrevocable written authorization and direction from the Borrower to disburse proceeds of the Revolving Loans and Term Loans (in amounts selected by the Borrower) to or for the benefit of Mr. Irwin L. Jacobs in an amount sufficient to repay the Subordinated Demand Note and (ii) irrevocable written authorization and direction from Mr. Irwin L. Jacobs to remit such proceeds directly to The Bank of New York in payment of the indebtedness of Irwin L. Jacobs to The Bank of New York which is secured by the Subordinated Demand Note.

              (h) ADDITIONAL MATTERS. The Agent shall have received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by the Agent or Required Lenders. The acceptance of the proceeds of each Revolving Loan, each Term Loan Advance and the issuance of each Standby Letter of Credit shall constitute a representation and warranty by the Borrower to each of the Lenders and the Issuing Bank that all of the conditions required to be satisfied under this
SECTION 4 in connection with the making of such Revolving Loan or such Term Loan Advance or issuance of such Standby Letter of Credit have been satisfied. All of the Revolving Notes, the Term Notes, if any, certificates, agreements, legal opinions and other documents and papers referred to in this
Section 4, unless otherwise specified, shall be delivered to the Agent for the account of each of the Lenders and, except for the Revolving Notes and the Term Notes, if any, in sufficient counterparts for each of the Lenders, and shall be satisfactory in form and substance to each Lender in its sole discretion.

SECTION 5.    REPRESENTATIONS AND WARRANTIES

              In order to induce the Lenders to enter into this Agreement and to make the Revolving Loans, the Term Loans and the Issuing Bank to issue the Standby Letters of Credit, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Revolving Notes and the making of the Revolving Loans, the Term Loans and the issuing of the Standby Letters of Credit:

       SECTION 5.1. CORPORATE STATUS; INACTIVE SUBSIDIARIES. (i) Each Loan Party (1) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (2) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (3) except where the failure to do so would not, in the aggregate, result in a Material Adverse Effect, has duly qualified and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified and (ii) none of the Inactive Subsidiaries conducts or transacts any business or owns any material assets and none of the Inactive Subsidiaries will receive any transfer of property from the Borrower or any Restricted Subsidiary.

       SECTION 5.2. CORPORATE POWER AND AUTHORITY. Each Loan Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of such Transaction Documents. Each Loan Party has duly executed and delivered each of the Transaction Documents to which it is party, and each such Transaction Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

       SECTION 5.3. NO VIOLATION. Neither the execution, delivery or performance by any Loan Party of the Transaction Documents to which it is a party, nor compliance by it with the terms and provisions thereof nor the consummation of the Transactions, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Loan Party pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Loan Party is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate of incorporation or by-laws of any Loan Party.

       SECTION 5.4. LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any of the Transactions or Transaction Documents or (ii) that could, individually or in the aggregate, result in a Material Adverse Effect.

       SECTION 5.5. FINANCIAL STATEMENTS; FINANCIAL CONDITION; ETC. The internally prepared financial statements of the Borrower and its Subsidiaries dated as of May 31, 1999 (the "INTERNAL FINANCIALS") delivered to the Agent and the Lenders in connection with this Agreement were prepared in accordance with GAAP consistently applied and fairly present the financial condition and the results of operations of the entities covered thereby on the dates and for the periods covered thereby and subject to normally recurring year-end adjustments. No Loan Party has any material liability (contingent or otherwise) other than those reflected on the Internal Financials or as set forth on Schedule 5.5.

       SECTION 5.6. SOLVENCY. On the Effective Date and after and giving effect to the Transactions, (x) the Borrower and (y) the Borrower and its Subsidiaries, on a consolidated basis, will be Solvent.

       SECTION 5.7. PROJECTIONS. The projections delivered to the Agent and the Lenders in connection with this Agreement have been prepared on the basis of the assumptions accompanying them, and such projections and assumptions, as of the date of preparation thereof, are reasonable and represent the Borrower's good faith estimate of its future financial performance, it being understood that nothing contained in this SECTION shall constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

       SECTION 5.8. MATERIAL ADVERSE CHANGE. Since the date of the most recent audited consolidated financial statements of the Borrower dated June 30, 1998, there has occurred no event, act or condition which has or could have resulted in a Material Adverse Effect.

       SECTION 5.9. USE OF PROCEEDS; MARGIN REGULATIONS. All proceeds of each Revolving Loan, the Term Loans and each Standby Letter of Credit will be used by the Borrower only in accordance with the provisions of SECTIONS 2.22 and 3.1. No part of the proceeds of any Revolving Loan, the Term Loans or any Standby Letter of Credit will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Revolving Loan or the Term Loans nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation U of the Federal Reserve Board.

       SECTION 5.10. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (i) the execution, delivery and performance of any Transaction Document or the consummation of any of the Transactions or
(ii) the legality, validity, binding effect or enforceability of any Transaction Document, except those listed on Schedule 5.10 that have already been duly made or obtained and remain in full force and effect.

       SECTION 5.11. SECURITY INTERESTS AND LIENS. The Security Documents create, as security for the Obligations, valid and enforceable security interests in and Liens on all of the Collateral, in favor of the Agent for the ratable benefit of the Lenders, and subject to no other Liens other than those Liens permitted pursuant to SECTION 7.3 and such security interests in and Liens on the Collateral shall be superior to and prior to the rights of all third parties (except as disclosed on Schedule 5.11), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.

       SECTION 5.12. TAX RETURNS AND PAYMENTS. Each Loan Party has filed all tax returns required to be filed by it and has paid all taxes and assessments payable by it which have become due other than those not yet delinquent or those that are adequately reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

       SECTION 5.13. ERISA. The Borrower has no Plans other than those listed on Schedule 5.13. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or, Reportable Event has occurred with respect to any ERISA Plan as to which there remains any liabilities under Title IV of ERISA. There are no Unfunded Benefit Liabilities under any ERISA Plan. The Borrower and each member of its ERISA Controlled Group have complied with the requirements of Section515 of ERISA with respect to each Multiemployer Plan and is not in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. The aggregate potential total withdrawal liability, and the aggregate potential annual withdrawal liability payments of the Borrower and the members of its ERISA Controlled

Group as determined in accordance with Title IV of ERISA as if the Borrower and the members of its ERISA Controlled Group had completely withdrawn from all Multiemployer Plans is not greater than $250,000 and $100,000, respectively. To the best knowledge of the Borrower and each member of its ERISA Controlled Group, no Multiemployer Plan is or is likely to be in reorganization (as defined in Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA). No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA has been, or is expected by the Borrower or any member of its ERISA Controlled Group to be, incurred by the Borrower or any member of its ERISA Controlled Group. Except as otherwise disclosed on Schedule 5.13 hereto, neither the Borrower nor any member of its ERISA Controlled Group has any contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(l) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA. No lien under
Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by the Borrower or any member of its ERISA Controlled Group to be imposed on the assets of the Borrower or any member of its ERISA Controlled Group.

       SECTION 5.14. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is (x) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other Federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

       SECTION 5.15. REPRESENTATIONS AND WARRANTIES IN TRANSACTION DOCUMENTS. All representations and warranties made by any Loan Party in the Transaction Documents (other than the Loan Documents) are true and correct in all material respects. None of such representations and warranties are inconsistent in any material respect with the representations and warranties of any Loan Party made herein or in any other Loan Document.

       SECTION 5.16. TRUE AND COMPLETE DISCLOSURE; FINANCIAL STATEMENTS. All factual information (taken as a whole) furnished by or on behalf of any Loan Party in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any of the Transactions is true and accurate in all material respects on the date as of which such information is dated or furnished and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. All of the financial statements of the Borrower and its Subsidiaries furnished by or on behalf of any Loan Party to the Agent or any Lender for purposes of or in connection with the Transactions were prepared in accordance with GAAP and fairly present the financial condition and results of operations of the appropriate Loan Parties at the dates and for the periods respectively covered thereby. As of the Effective Date, there are no facts, events or conditions known to the Borrower which, individually or in the aggregate, have or could be expected to have a Material Adverse Effect.

       SECTION 5.17. CORPORATE STRUCTURE; CAPITALIZATION. Schedule 5.17 hereto sets forth the number of authorized and issued shares of Capital Stock of the Borrower and each of its Subsidiaries, the par value thereof and the registered owner(s) thereof as of the Effective Date and prior to any changes resulting from any Equity Issuance. All of such Capital Stock has been duly and validly issued and is fully paid and non-assessable. Neither any Loan Party nor any such Subsidiary has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any Loan Party or any such Subsidiary have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock.

       SECTION 5.18. ENVIRONMENTAL MATTERS. Except for matters which in the aggregate would not reasonably be expected to give rise to a Material Adverse
Effect:

              (a) (i) each of the Loan Parties is in compliance with all applicable Environmental Laws, (ii) each of the Loan Parties has all Environmental Approvals required to operate their businesses as presently conducted or as reasonably anticipated to be conducted, (iii) none of the Loan Parties has received any communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Loan Party is not in compliance with all Environmental Laws, and (iv) to the Borrower's best knowledge after due inquiry, there are no circumstances that may prevent or interfere with such compliance in the future;

              (b) there is no Environmental Claim pending or threatened against any Loan Party;

              (c) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claims against any of the Loan Parties; and

              (d) (i) there are no on-site or off-site locations in which any Loan Party has stored, disposed or arranged for the disposal of materials of Environmental Concern, (ii) there are no underground storage tanks located on property owned or leased by any Loan Party, (iii) there is no friable asbestos contained in or forming part of any building, building component, structure or office space owned or leased by any Loan Party, and (iv) no polychlorinated biphenyls (PCB's) are used or stored at any property owned or leased by any Loan Party.

       SECTION 5.19. SENIOR INDEBTEDNESS. All of the Obligations constitute "Senior Indebtedness" within the meaning ascribed to such term in the Subordinated Debt Financing Documents and the Subordination Agreements, including, without limitation, in the New Subordinated Credit Agreement.

       SECTION 5.20. PATENTS, TRADEMARKS, ETC. Schedule 5.20 is a complete list of all patents and copyrights owned by the Loan Parties and each of the Loan Parties has obtained and holds in full force and effect, free from burdensome restrictions, all patents, trademarks, servicemarks, trade names, copyrights and other such rights, in each case which are necessary for the operation of its business as presently conducted. No product, process, method, substance, part or other material presently manufactured by any Loan Party in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, which infringement could result in a Material Adverse Effect. There is not pending or overtly threatened any claim or litigation against or affecting any Loan Party contesting its right to sell or use any such product, process, method, substance, part or other material.

       SECTION 5.21. OWNERSHIP OF PROPERTY.(a) Schedule 5.21(a)(i) sets forth all the real property owned or leased by the Loan Parties and used or held for use in connection with the business of the Loan Parties and identifies the street address (or a legal description of such property), the current owner (and current record owner, if different) and whether such property is leased or owned. The Loan Parties have good and marketable fee simple title to or valid and subsisting leasehold interests in all of such real property free and clear of all liens, claims, encumbrances, restrictions, rights of way, easements, encroachments and charges or adverse claims or interests of any nature other than Liens permitted by Section 7.3, and good and valid title to all of their personal property other than such immaterial real property set forth on Schedule 5.21(a)(ii) subject to no Lien of any kind except Liens permitted hereby. The Loan Parties enjoy peaceful and undisturbed possession under all of their respective leases.

              (b) Except as set forth on Schedule 5.21(b), all buildings, structures, heating and air conditioning equipment, plumbing, electrical and other mechanical systems and equipment and the roofs, walls and other structural components included in the Properties are in good operating condition and repair (normal wear and tear excepted), do not require any material repairs and are adequate for the uses for which they are currently utilized and comply in all material respects with all applicable laws, building, fire, health and safety codes, ordinances and zoning rules and zoning ordinances. There are no pending or, to the Loan Parties' knowledge, threatened material suits, actions or proceedings, including, without limitation, condemnation or eminent domain proceedings, affecting the Mortgaged Property or any part thereof.

              (c) Except as otherwise disclosed to the Agent, to the best knowledge of the Borrower, based on the Flood Hazard Certificates prepared by the Central Flood

Hazard Agency, none of the Properties are located in a flood hazard area as defined by the Federal Insurance Administration.

              (d) Except as disclosed in the surveys or Title Insurance Policies delivered to the Agent hereunder as of the Effective Date, all Improvements comprising a portion of any Property lie wholly within the boundary and building restriction lines of such Property and no improvements on adjoining properties encroach upon any Property.

       SECTION 5.22. NO DEFAULT. No Loan Party is in default under or with respect to any Transaction Document or any other agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect which could result in a Material Adverse Effect. No Default or Event of Default exists.

       SECTION 5.23. LICENSES, ETC. The Loan Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted.

       SECTION 5.24. COMPLIANCE WITH LAW. Each Loan Party is in compliance with all laws, rules, regulations, orders, judgments, writs and decrees other than such non-compliance which, individually or in the aggregate, could not have a Material Adverse Effect.

       SECTION 5.25. NO BURDENSOME RESTRICTIONS. No Loan Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could have a Material Adverse Effect.

       SECTION 5.26. BROKERS' FEES. Other than as set forth in the Offering Memorandum, none of the Loan Parties has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the Transactions (other than with respect to the Agent and the Lenders).

       SECTION 5.27. LABOR MATTERS. There is no presently existing dispute or controversy between the Borrower or any of its Subsidiaries and any of their respective employees which has had or is likely to have, and the Borrower has no reason to believe that the relationship of the Borrower and its Subsidiaries with their unions or employees is likely to have, a Material Adverse Effect. The Borrower and each of its Subsidiaries are in compliance in all material respect with all federal and state laws with respect to non-discrimination in employment and the payment of wages.

       SECTION 5.28. DEALER ACCOUNT FINANCING. The Borrower and its Subsidiaries do not have in the aggregate in excess of $2,500,000 outstanding of Dealer Accounts or any other Accounts with payment terms of greater than 12 months.

       SECTION 5.29. YEAR 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or its Subsidiaries' systems interact) and the testing of all such systems and equipment, as so reprogrammed, in a manner sufficient to permit the Borrower and its Subsidiaries to conduct their business without Material Adverse Effect, will be completed by October 31, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower and its Subsidiaries to conduct their business without Material Adverse Effect.

SECTION 6.    AFFIRMATIVE COVENANTS.

              The Borrower covenants and agrees that on and after the Effective Date and until the Total Commitment has terminated and the Obligations are paid in full:

       SECTION 6.1. INFORMATION COVENANTS. The Borrower will furnish to the Agent and each Lender:

              (a) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of the Borrower, commencing with the fiscal year ending June 30, 1999, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and consolidated cash flow and retained earnings for such fiscal year setting forth comparative figures for the preceding fiscal year disclosing all loss contingencies of a type requiring disclosure under standards promulgated by FASB and, with respect to such consolidated financial statements, audited by Arthur Andersen & Co. or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Lenders, and accompanied by an opinion of such accountants (which shall not be qualified) to the effect that such consolidated financial statements fairly present the financial condition and result of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

              (b) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of each quarterly accounting period in each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of income and consolidated cash flow and retained earnings for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period disclosing all material changes in loss contingencies of a type requiring disclosure under standards promulgated by FASB, in each case setting forth comparative figures for the related periods in the prior fiscal year and accompanied by a certificate of the chief financial officer of the Borrower which certifies that such consolidated financial statements fairly present the financial condition and result of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end adjustments.

              (c) MONTHLY FINANCIAL STATEMENTS. Within 30 days after the end of each monthly reporting period in each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such monthly reporting period and the related consolidated and consolidating statements of income and consolidated cash flow and retained earnings for such monthly reporting period and for the elapsed portion of the fiscal year ended on the last day of such monthly reporting period disclosing all material changes in loss contingencies of a type requiring disclosure under standards promulgated by FASB, in each case setting forth comparative figures for the related periods in the prior fiscal year and accompanied by a certificate of the chief financial officer of the Borrower which certifies that such consolidated financial statements fairly present the financial condition and result of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end and quarter-end adjustments.

              (d) MANAGEMENT LETTERS. Promptly after the Borrower's receipt thereof, a copy of any "management letter" or other material report received by the Borrower from its certified public accountants.

              (e) FINANCIAL PROJECTIONS. Within 60 days after the first day of each fiscal year of the Borrower, commencing with the fiscal year beginning July 1, 1999, a financial forecast of results of operations and sources and uses of cash (in the form of the projections provided to the Agent and the Lenders in connection with this Agreement) prepared by the Borrower for the period extending through the quarterly period ending with June 30, 2002, which financial forecast shall include calculations showing PRO FORMA compliance with the financial covenants set forth in Section 7.1 for such period, accompanied by a written statement of the assumptions used in connection therewith, together with a certificate of the chief financial officer of the Borrower to the effect that such budget and financial forecast and assumptions, taken as a whole, are reasonable and represent the Borrower's good faith estimate of its future financial requirements and performance. The financial statements required to be delivered pursuant to clauses (a), (b) and (c) above shall be accompanied by a comparison of the actual financial results set forth in such financial statements to those contained in the forecasts delivered pursuant to this clause (e) together, upon request of the Agent or any Lender, with an explanation of any material variations from the results anticipated in such forecasts.

              (f) CERTIFICATES. At the time of the delivery of the financial statements under clauses (a), (b) and (c) above, a certificate of the accounting firm or the chief financial officer of the Borrower which opines or certifies with respect to such financial statements (i) that after due investigation and reasonable inquiry, no Default or Event of Default has occurred during the period commencing at the beginning of the accounting period covered by the financial statements accompanied by such certificate and ending on the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof, (ii) setting forth the calculations required to establish whether the Borrower was in compliance with the provisions of SECTION 7.1 during and as at the end of the accounting period covered by the financial statements accompanied by such certificate and (iii) with respect to the delivery of the financial statements set forth in clause (b) above, specifying the Leverage Ratio and the category (as set forth in the definition of Margin Percentage) for which reference to the applicable Margin Percentage shall be determined.

              (g) NOTICE OF DEFAULT OR LITIGATION. Promptly and in any event within three (3) Business Days after any Loan Party obtains knowledge thereof, notice of (i) the occurrence of any Default or Event of Default,
(ii) any litigation or governmental proceeding pending or threatened against the Borrower or any or its Subsidiaries which could result in a Material Adverse Effect and (iii) any other event, act or condition which could result in a Material Adverse Effect.

              (h) ERISA. (i) As soon as possible and in any event within 10 days after the Borrower or any member of its ERISA Controlled Group knows, or has reason to know, that:

                      (A) any Termination Event with respect to an ERISA Plan has occurred or will occur, or

                      (B) any condition exists with respect to an ERISA Plan which presents a material risk of termination of the ERISA Plan or imposition of an excise tax or other material liability on the Borrower or any member of its ERISA Controlled Group, or

                      (C) the Borrower or any member of its ERISA Controlled Group has applied for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or

                      (D) the Borrower or any member of its ERISA Controlled Group has engaged in a "prohibited transaction," as defined in Section

               4975 of the Code or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the Code and Section 408 of ERISA, or

                      (E) the aggregate present value of the Unfunded Benefit Liabilities under all ERISA Plans has in any year increased by $100,000 or to an amount in excess of $250,000, or

                      (F) any condition exists with respect to a Multiemployer Plan which presents a material risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) by the Borrower or any member of its 75 ERISA Controlled Group from a Multiemployer Plan, or

                      (G) the Borrower or any member of its ERISA Controlled Group is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or

                      (H) a Multiemployer Plan is in "reorganization" (as defined in Section 418 of the Code or Section 4241 of ERISA) or is "insolvent" (as defined in Section 4245 of ERISA), or

                      (I) the potential withdrawal liability (as determined in accordance with Title IV of ERISA) of the Borrower and the members of its ERISA Controlled Group with respect to all Multiemployer Plans has in any year increased by $100,000 or to an amount in excess of $250,000, or

                      (J) there is an action brought against the Borrower or any member of its ERISA Controlled Group under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA, a certificate of the president or chief financial officer of the Borrower setting forth the details of each of the events described in clauses (A) through (J) above as applicable and the action which the Borrower or the applicable member of its ERISA Controlled Group proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or which may be required by the PBGC or other agency of the United States government with respect to each of the events described in clauses (A) through (J) above, as applicable.

                     (ii) As soon as possible and in any event within two Business Days after the receipt by the Borrower or any member of its ERISA Controlled Group of a demand letter from the PBGC notifying the Borrower or such member of its ERISA Controlled Group of its final decision finding liability and 76 the date by which such liability must be paid, a copy of such letter, together with a certificate of the president or chief financial officer of the Borrower setting forth the action which the Borrower or such member of its ERISA Controlled Group proposes to take with respect thereto.

              (i) SEC FILINGS. Promptly upon transmission thereof, copies of all regular and periodic financial information, proxy materials and other information and reports, if any, which any Loan Party shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor or which any Loan Party shall send to its stockholders.

              (j) ENVIRONMENTAL. Promptly upon knowledge of a Responsible Officer of the Borrower of any of the following conditions (if such condition could reasonably give rise to a Material Adverse Effect), notice from the Borrower specifying the nature of such condition and the applicable Loan Party's proposed response thereto: (i) the receipt by any Loan Party of any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Loan Party is not in compliance with applicable Environmental Laws, (ii) any Loan Party shall obtain actual knowledge that there exists any Environmental Claim pending or threatened against such Loan Party, (iii) any release, emission, discharge or disposal of any Material of Environmental Concern that could form the basis of any Environmental Claim against any Loan Party; (iv) actual knowledge of a Responsible Officer of the Borrower that the Borrower or any of its Subsidiaries is subject to investigation by any governmental authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Material of Environmental Concern into the environment; or (v) actual knowledge that would make the representation in
SECTION 5.18(c) false as of the time such knowledge is obtained by a Responsible Officer of the Borrower.

              (k) REFINANCINGS. No later than five (5) Business Days prior to any extension, refinancing or refunding of Indebtedness pursuant to
Section 7.2(b), shall deliver to the Agent copies of the documentation relating to such extension, refinancing or refunding together with such other information related thereto as the Agent may reasonably request.

              (l) CHARTER DOCUMENTS. No later than five (5) Business Days prior to any change therein, the proposed changes to the certificate of incorporation or the by-laws of the Borrower or any of its Subsidiaries.

              (m) NOTICE OF DISSOLUTION. Promptly upon any dissolution of a Designated Subsidiary, notice thereof.

              (n)    [Intentionally Omitted - 1999].

              (o) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) as the Agent or any Lender may reasonably request.

       SECTION 6.2. BOOKS, RECORDS AND INSPECTIONS. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, and to examine the books of record and account of the Borrower or any of its Subsidiaries, and discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice to the Borrower and at such reasonable times as the Agent or such Lender may desire.

       SECTION 6.3. MAINTENANCE OF INSURANCE. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain with financially sound and reputable insurance companies insurance on itself and its properties in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Original Effective Date and (b) furnish to the Agent and each Lender from time to time, upon written request, the policies under which such insurance is issued, certificates of insurance (which shall indicate that the Agent (for the benefit of the Lenders) is named as additional insured as its interests may appear) and such other information relating to such insurance as the Agent or such Lender may request.

       SECTION 6.4. TAXES. (a) The Borrower shall pay or cause to be paid, and shall cause each of its Subsidiaries to pay or cause to be paid, prior to becoming past due, all taxes, charges and assessments and all other lawful claims required to be paid by the Borrower or such Subsidiaries, except as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP.

              (b) Except to the extent required by applicable law, the Borrower shall not, and shall not permit any of its Subsidiaries to, file or consent to the filing of any consolidated, combined or unitary tax return with any Person (other than the Borrower and/or its Subsidiaries).

       SECTION 6.5. CORPORATE FRANCHISES. The Borrower shall, and shall cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals other than those which (a) the board of directors of the Borrower has determined that the preservation thereof is no longer desirable in the conduct of the Borrower and its

Subsidiaries taken as a whole and (b) individually or in the aggregate, could not have a Material Adverse Effect.

       SECTION 6.6. COMPLIANCE WITH LAW. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, including, without limitation, all Environmental Laws, other than those which, individually or in the aggregate, could not have a Material Adverse Effect.

       SECTION 6.7. PERFORMANCE OF OBLIGATIONS. The Borrower shall, and shall cause each of its Subsidiaries to, perform all of its obligations in all material respects under the terms of each mortgage, indenture, security agreement, debt instrument, lease, undertaking and contract by which it or any of its properties is bound or to which it is a party except where such non-performance could not have a Material Adverse Effect and shall perform all of its obligations to make payment when due of all amounts payable pursuant to the Subordinated Debt Financing Documents to the extent permitted by the subordination terms thereof.

       SECTION 6.8. MAINTENANCE OF PROPERTIES. The Borrower shall, and shall cause each of its Subsidiaries to, ensure that its properties used or useful in its business are kept in good repair, working order and condition, normal wear and tear excepted, and make all repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonable necessary for the proper conduct of the Borrower and its subsidiaries taken as a whole.

       SECTION 6.9.  BORROWING BASE CERTIFICATE. The Borrower shall deliver
(i) on or prior to the twentieth day of each month (or if such day is not a Business Day, the first Business Day thereafter), a Borrowing Base Certificate showing the Borrowing Base as of the last Business Day of the prior month, (ii) within thirty (30) days after the consummation of any sale of any assets requiring a prepayment of Loans as a result of a reduction in the Total Revolving Loan Commitment pursuant to SECTION 2.11, an updated Borrowing Base Certificate which shall reflect any reduction in the Borrowing Base as a result of such asset sale(s), and (iii) within ten (10) Business Days after a request by the Agent, an updated Borrowing Base Certificate showing the Borrowing Base then in effect adjusted to reflect the projected effects of any event (other than an asset sale covered by clause (ii) hereof) identified by the Agent in such request and deemed reasonably likely to have a material effect on the Borrowing Base by the Agent.

       SECTION 6.10. LICENSES, PERMITS, ETC. The Borrower shall obtain and maintain in full force and effect, or cause each of its Subsidiaries on behalf of the Borrower and its Subsidiaries to obtain and maintain in full force and effect, all licenses, permits, governmental approvals, franchises, authorizations or other rights necessary for the operation of its respective business; and notify the Agent in writing, promptly after any

Loan Party learns thereof, of the suspension, cancellation, revocation or discontinuance of or any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any such license, permit, governmental approval, franchise authorization or right.

       SECTION 6.11. ENVIRONMENTAL REPORTS. Upon the reasonable written request by the Agent, the Borrower shall promptly submit to the Agent and the Lenders a report providing an update of the status of each environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to SECTION 6.1(j) above and any other environmental, health and safety compliance obligation, remedial obligation or liability that could have a Material Adverse Effect.

       SECTION 6.12. APPRAISALS AND COLLATERAL AUDITS. Within ninety (90) days after a request by the Agent, the Borrower shall deliver to the Agent at the Borrower's cost and expense (a) appraisals of the Mortgaged Property in the event that the Agent determines such appraisals are required by applicable law (including, without limitation, the regulations promulgated under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended), which appraisals shall be in form and substance satisfactory to the Agent, and conducted by appraisers selected or approved by the Agent and (b) audits of the Lenders' Collateral, which audits shall be in form and substance satisfactory to the Agent and be conducted by auditors selected or approved by the Agent.

       SECTION 6.13. ADDITIONAL GUARANTORS. If (i) any Person becomes a Subsidiary of the Borrower after the Effective Date, including, without limitation, any Person that becomes a Subsidiary pursuant to the Pyramid Acquisition or the Hatteras Internal Transfer, (ii) the Borrower or any Subsidiary of the Borrower that is a Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) which in the aggregate have a value equal to or greater than the lesser of $1,000,000 and 5% of the Borrower's total assets determined on a consolidated basis as of the time of transfer to any Subsidiary or Subsidiaries of the Borrower that is not a Guarantor or are not Guarantors (other than AMF Insurance Company of Bermuda Ltd.), or (iii) any Subsidiary (other than AMF Insurance Company of Bermuda Ltd.) of the Borrower which is not a Guarantor has a value equal to or greater than the lesser of $1,000,000 and 5% of the Borrower's total assets determined on a consolidated basis as of the time of determination, the Borrower shall cause such Subsidiary or Subsidiaries to execute and deliver to the Agent an agreement to become a Guarantor in the form of Annex B to the Guaranty and such other documents, including Security Documents, as the Agent shall require.

       SECTION 6.14. AMF INSURANCE COMPANY OF BERMUDA LTD. As of June 30, 1999, the principal asset of AMF Insurance Company of Bermuda Ltd. is a promissory note from Minstar, Inc. on which $1,085,319.00 is outstanding.
The Borrower shall cause that neither it nor any of its Subsidiaries make any other loan, advance, investment or payment of any kind whatsoever to, nor incur or permit to exist any other obligation, contingent or otherwise, to or on behalf of, AMF Insurance Company of Bermuda Ltd., other than (i) payments on such promissory note to meet insurance claims payable by AMF Insurance Company of Bermuda Ltd. as they are due, (ii) additional payments with respect to the operating expenses of AMF Insurance Company of Bermuda Ltd. in an aggregate yearly amount not to exceed $100,000 and (iii) reimbursement of fees paid by AMF Insurance Company of Bermuda Ltd. with respect to letters of credit with an aggregate face amount outstanding at any time not to exceed $3,285,000.

       SECTION 6.15. [Intentionally Omitted 1999].

       SECTION 6.16. NOTICES UNDER NEW SUBORDINATED CREDIT AGREEMENT, ETC. Immediately after receiving any notice or communication by the Subordinated Agent or the Subordinated Lenders under the New Subordinated Credit Agreement, the Borrower shall provide copies of the same to the Agent and each Lender.

       SECTION 6.17. HEDGING AGREEMENTS. Within six months of the Effective Date, the Borrower shall enter into and obtain, and thereafter maintain, one or more Hedging Agreements with respect to interest rate risk for the term of the Term Loans, satisfactory to the Agent, for not less than 50% of the then outstanding principal balance of the Term Loans.

       SECTION 6.18. YEAR 2000 ISSUE. The Borrower shall, and shall cause each of its Subsidiaries to, take all necessary action to complete by October 31, 1999, the reprogramming of computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Borrower and the Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such systems of the Borrower and the Subsidiaries interface) required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment and the testing of such systems and equipment, as so reprogrammed, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. At the request of the Agent, the Borrower will, and will cause each of the Subsidiaries to, provide to the Agent reasonable assurance of its compliance with the preceding sentence.

       SECTION 6.19. SUBORDINATED NOTES. The Borrower shall redeem and repay the outstanding Subordinated Notes on or before the Redemption Date.

SECTION 7.    NEGATIVE COVENANTS.

              The Borrower covenants and agrees that on and after the Effective Date until the Total Commitment has terminated and the Obligations are paid in full:

       SECTION 7.1.  FINANCIAL COVENANTS.

              (a) INTEREST COVERAGE RATIO. The Borrower shall not permit the ratio of Consolidated Cash Flow to Consolidated Interest Expense to be less than 2.50 to 1:00 at anytime.

              (b) CAPITAL EXPENDITURES. The Borrower shall not make or incur and shall not permit any of its Subsidiaries to make or incur any Capital Expenditures in an amount exceeding $15,000,000 in the aggregate during any fiscal year of the Borrower, provided however, during the fiscal year ending June 30, 2000, in the event (a) an Equity Issuance is consummated which yields $30,000,000 or more to the Borrower or (b) the Consolidated Cash Flow of the Borrower is at least $48,000,000 for two consecutive fiscal quarters following the Effective Date, then the Borrower and/or its Subsidiaries may make Capital Expenditures (during the fiscal year ending June 30, 2000) of up to $27,000,000, of which additional $12,000,000, not more than $5,000,000 may be used for Capital Expenditures other than Pyramid Capital Expenditures, subject, to the extent applicable, in the case of Pyramid Capital Expenditures, to the conditions set forth in the definition of "Pyramid Capital Expenditures." In addition, such amount of Capital Expenditures in any fiscal year may be increased by an amount, not to exceed $5,000,000 in any such fiscal year, equal to the excess of (a) $15,000,000 over (b) the amount of Capital Expenditures actually made or incurred in the immediately preceding year.

              (c) MINIMUM CONSOLIDATED NET WORTH. The Borrower shall not permit Consolidated Net Worth at the end of each fiscal quarter to be less than the sum of (i) $8,000,000 PLUS (ii) for each fiscal quarter of the Borrower ending after the Effective Date, an amount equal to 50% of the Consolidated Net Income (if positive) for such fiscal quarter and (without duplication) each previous fiscal quarter following the Effective Date PLUS for each Equity Issuance, an amount equal to 100% of the amount by which Consolidated Net Worth is increased on account of such Equity Issuance.

              (d) LEVERAGE RATIO. The Borrower shall not permit its Leverage Ratio to exceed the following during each of the following periods:


                    Period                            Leverage Ratio
                    ------                            --------------
         Effective Date to June 29, 2000                 3.25:1.00

         June 30, 2000 to June 29, 2001                  3.00:1.00

         June 30, 2001 and thereafter                    2.50:1.00



SECTION 7.2. INDEBTEDNESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than:

              (a) Indebtedness hereunder and under the other Loan Documents (other than Hedging Agreements);

              (b) Indebtedness outstanding on the Effective Date and set forth on Schedule 7.2 hereto and any extension, refinancing or refunding thereof, PROVIDED that the principal amount of the Indebtedness so extended, refinanced or refunded shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refinancing or refunding, the final maturity of the Indebtedness so extended, refinanced or refunded shall not be changed to an earlier date, nor shall the amortization schedule be changed in a manner which results in a shorter average life to maturity, nor shall the terms (financial and otherwise) of such extension, refinancing or refunding be less favorable to the Borrower or its Subsidiary, as the case may be;

              (c)    Indebtedness comprising Subordinated Debt, provided that
(i) the principal amount outstanding under the New Subordinated Credit Agreement shall not exceed $60,000,000, (ii) all outstanding Subordinated Notes shall be redeemed and repurchased on or before the Redemption Date and (iii) the Subordinated Demand Note shall be repaid with proceeds of the first Advances of the Revolving Loans or the Term Loans;

              (d)    [Intentionally Omitted]

              (e)    Indebtedness permitted under SECTION 7.6;

              (f) Indebtedness with respect to Capital Leases and other purchase money Indebtedness, in each case incurred to finance Capital Expenditures permitted under Section 7.1, not in excess of $5,000,000 in the aggregate at any one time outstanding; provided that any such Indebtedness shall not exceed the lesser of the purchase price or the initial fair market value of the asset so financed;

              (g) in the case of the Borrower, Indebtedness to any of the Restricted Subsidiaries and, in the case of any Subsidiary (other than AMF Insurance Company of Bermuda Ltd.), Indebtedness to the Borrower or any of the Restricted Subsidiaries (but only so long as such indebtedness is held by the Borrower or a Restricted Subsidiary);

              (h) Indebtedness of the Borrower in respect of Hedging Agreements entered into with one or more Lenders on terms and conditions satisfactory to the Agent; and

              (i) Indebtedness of Minstar, Inc. to AMF Insurance Company of Bermuda Ltd. described in SECTION 6.14;

              (j) Indebtedness of the Borrower or Genmar Manufacturing in respect of an industrial revenue bond financing of $5,000,000;

              (k) the Earn-Out Consideration (as defined in the Horizon Acquisition Agreement);

              (l)    [Intentionally omitted 1999];

              (m) Indebtedness of Genmar Logic in respect of the Earn-Out Consideration (as defined in the Logic Acquisition Agreement) not in excess of $450,000;

              (n) Indebtedness of Genmar Logic in respect of an unsecured subordinated non-negotiable promissory note made payable to Logic in the principal amount of $500,000 with annual interest thereon at a rate of 8%;

              (o) Indebtedness of Genmar Logic in respect of advances made by PT Sumberdaya to Logic, not in excess of $250,000 in the aggregate and assumed by Genmar Logic as a trade account payable pursuant to Section 7.29 of the Logic Acquisition Agreement; and

              (p) Indebtedness of Genmar Logic in respect of advances made by Brunswick Corporation to Logic, not in excess of $347,000 in the aggregate pursuant to the Logic Acquisition Agreement.

              (q) Indebtedness of Hatteras Disposition Corp. incurred concurrently with the Hatteras Disposition, with respect to which neither the Borrower nor any Subsidiary has any liability except to the extent permitted under Section 7.6(f).

              (r) Indebtedness of POS Acquisition incurred in connection with the Pyramid Acquisition, provided such Indebtedness does not exceed $5,000,000.

              (s) Indebtedness of the Borrower under the note required to be delivered under the Pyramid Acquisition Agreement to pay the purchase price due thereunder, provided that (i) a public Equity Issuance has not been completed by the date required under the Pyramid Acquisition Agreement, (ii) such note is subordinated to all obligations and indebtedness of the Borrower to the Agent, the Issuer and the Lenders (including obligations and indebtedness hereunder and under the New Subordinated Credit Agreement) on terms and conditions satisfactory to the Agent and (iii) the principal amount of such note shall not exceed the net amount of $11,000,000.

       SECTION 7.3. LIENS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of its property now owned or hereafter acquired, other than:

              (a)    Liens existing on the Effective Date and set forth on
Schedule 7.3 hereto ("Permitted Liens");

              (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

              (c) Statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law (other than any Lien imposed by ERISA or an Environmental Lien) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate bonds have been posted;

              (d) Liens (other than any Lien imposed by ERISA or an Environmental Lien) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

              (e) Easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances of record listed in Schedule B II of the title insurance policies issued by the Title Company to the Agent in connection with the Original Agreement and other such charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and which do not detract materially 86 from the value of the property to which they attach or impair materially the use thereof by the Borrower or any of its Subsidiaries or materially adversely affect the security interests of the Agent or the Lenders therein;

              (f) Liens granted to the Agent for the benefit of the Lenders pursuant to the Security Documents securing the Obligations;

              (g) Liens created pursuant to Capital Leases and to secure other purchase-money Indebtedness permitted pursuant to SECTION 7.2(f), PROVIDED that such Liens are only in respect of the property or assets subject to, and secure only, the respective Capital Lease or other purchase-money Indebtedness and attach within sixty (60) days of the construction or acquisition of such property or asset; and

              (h) Liens securing progress payments made by customers of the Hatteras Yacht division (i) for yachts of at least 50 feet in length with a price of no less than $1,000,000, (ii) so long as the amount of the progress payments at all times exceeds or is approximately comparable to the cost of time and materials then completed on such yacht, and (iii) such Lien is solely on the yacht for which such progress payments were made and does not extend to any other asset or property of any Loan Party.

              (i) Liens granted to the Subordinated Agent for the benefit of the Subordinated Lenders under the Subordinated Collateral Documents securing the

Subordinated Loans and the other obligations thereunder; PROVIDED that all such Liens are subordinate and junior to the Liens granted to secure the Obligations pursuant to the Security Documents and are subject to the terms and provisions of the Intercreditor Agreement.

              (j) Purchase Money Liens existing on the date of the Horizon Acquisition on certain equipment acquired in the Horizon Acquisition securing Indebtedness in a principal amount not exceeding $75,000; and

              (k) Liens on any or all of the Horizon IRB Assets existing on the date of the Horizon Acquisition.

       SECTION 7.4.  RESTRICTION ON FUNDAMENTAL CHANGES.

              (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, in a single transaction or through a series of related transactions, enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired, except (i) as otherwise permitted under
SECTION 7.5, (ii) any direct or indirect wholly-owned Subsidiary of the Borrower may merge into or convey, sell, lease or transfer all or substantially all of its assets to, the Borrower or any other direct or indirect wholly-owned Subsidiary of the Borrower in a transaction in which no Person other than the Borrower or its direct or indirect wholly-owned Subsidiaries receives any consideration, PROVIDED that immediately following such transaction, the Agent shall have a perfected security interest in all of the assets and properties which were Collateral prior to such transaction, and such security interest in such Collateral (other than the stock of a corporation which was not a survivor of a merger) shall be of the same priority as existed prior to such transaction, and the survivor of such transaction shall execute and deliver any Security Documents requested by the Agent, and (iii) pursuant to any Permitted Organizational Changes; PROVIDED that (x) no Permitted Organizational Change shall take place during the continuance of a Default or an Event of Default, and
(y) prior to the occurrence of any Permitted Organizational Change, the Borrower shall deliver to the Agent an officer's certificate in the form of Exhibit 7.4(a).

              (b) Except as set forth in SECTION 7.8, the Borrower shall not, and shall not permit any of its Subsidiaries to, (i) acquire by purchase or otherwise any property or assets of, or stock or other evidence of beneficial ownership of, any Person, except purchases of inventory, equipment, materials and supplies in the ordinary course of the Borrower's or such Subsidiary's business, (ii) during the continuance of any Default or Event of Default, create any Subsidiary, or (iii) enter into any partnership or joint venture.

              (c) Borrower shall not, and shall not permit any of its Subsidiaries to, amend its certificate of incorporation, by-laws or other organizational documents, provided that so long as no Default or Event of Default has occurred and is continuing, the Borrower and its Subsidiaries may make changes to their respective certificates of incorporation and by-laws other than (i) those changes which, individually or in the aggregate, could have a Material Adverse Effect or (ii) those changes that would effect an election pursuant to which an interest in a partnership or limited liability company shall be a security governed by Article 8 of the Uniform Commercial Code in any jurisdiction (A) that has adopted revisions to Article 8 of the Uniform Commercial Code substantially consistent with the 1994 revisions to
Article 8 adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and (B) the laws of which may be applicable, from time to time, to the issues of perfection, the effect of perfection or non-perfection and the priority of a security interest in an interest in a partnership or limited liability company (except to the extent the Borrower shall have delivered, or shall have caused to be delivered to the Agent, duly executed stock powers in blank with respect to such partnership or membership interests).

       SECTION 7.5. SALE OF ASSETS. The Borrower shall not, and shall not permit any of its Subsidiaries to, convey, lease, sell, transfer or otherwise dispose of (or agree to do so at any future time) all or any part of its property or assets, except (a) sales of inventory in the ordinary course of business, (b) sales of property which is uneconomic, obsolete or no longer useful in its business provided that the aggregate net book value of all property so sold does not exceed $4,000,000 per fiscal year; PROVIDED, HOWEVER, that the Borrower or such Subsidiary, as the case may be, may only make sales permitted pursuant to clause (b) above if it receives consideration at the time of such sale at least equal to the Fair Market Value of the property sold, and at least 50% of the consideration therefor received by the Borrower or such Subsidiary, as the case may be, is in the form of cash; PROVIDED, FURTHER, that the amount of (i) any liabilities of the Borrower or such Subsidiary (as shown on the Borrower's or such Subsidiary's most recent balance sheet or in the notes thereto), as the case may be, that are assumed by the purchaser in such transactions (other than securities which are subordinated to the Obligations) and (ii) any cash equivalents, notes or other obligations received by the Borrower or such Subsidiary, as the case may be, from such transferee that are immediately (and in any event within ninety (90) days) converted by the Borrower or such Subsidiary, as the case may be, into cash, shall be deemed to be cash for purposes of this Section, (c) in addition to the sales permitted pursuant to clause (b) above, the sales of assets listed in Schedule 7.5(c) hereof, (d) Intentionally Omitted - 1999, (e) subject in each case to the review and written approval of the Agent (which approval shall be in the Agent's sole discretion) leases of Real Property during such periods that such Real Property is not being used in the business of the Borrower, PROVIDED, HOWEVER, that any such lease shall not be for a period longer than 24 months, and (f) a sale, transfer or disposition of the Hatteras Business pursuant to the Hatteras Internal Transfer and the Hatteras Disposition.

       SECTION 7.6. CONTINGENT OBLIGATIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create or become or be liable with respect to any Contingent Obligation, except:

              (a)    pursuant to the Guaranty or any other Transaction
Document;

              (b) obligations (other than any such obligations permitted pursuant to Sections 7.6(d) and 7.6(e))incurred by dealers of pleasure boats selling products of the Borrower or one or more of its Subsidiaries in the ordinary course of business in an aggregate amount at any one time outstanding not to exceed $5,000,000;

              (c) Contingent Obligations which were in existence on the Effective Date which are set forth on Schedule 7.6(c) hereof, and continuations or replacements of any such Contingent Obligation so long as the amount in respect of any such Contingent Obligation so continued or replaced has not been and will not be increased, or which are either (i) disclosed in the audited financial statements of the Borrower and its consolidated Subsidiaries dated as of June 30, 1998, (ii) disclosed in the internally prepared financial statements of the Borrower and its Subsidiaries for the eleven month period ending May 31, 1999 or (iii) are immaterial to the Borrower and its Subsidiaries taken as a whole or to such Subsidiary;

              (d)    [Intentionally Omitted - 1999];

              (e)    notwithstanding subsections (a) through (c) of this
Section 7.6, solely to permit the Recourse Obligations of the Borrower and any of its Subsidiaries in connection with the Floor Plan Financing, pursuant to the terms of the Repurchase Agreement, PROVIDED that the Recourse Obligations shall not exceed an aggregate amount of $20,000,000 for any annual period of July 1 through June 30, of which an aggregate amount not to exceed $20,000,000 during each such annual period may constitute obligations on the part of the Borrower and any of its Subsidiaries to repurchase goods which were financed by the financial institutions pursuant to the Floor Plan Financing and an aggregate amount not to exceed $3,000,000 during each such annual period may constitute indemnity payments by the Borrower and any of its Subsidiaries relating to losses incurred by the financial institutions resulting from the financial institutions' financing or refinancing of goods to Dealers; and

              (f) Contingent Obligations not to exceed $5,000,000 in the aggregate in respect of indebtedness incurred by Hatteras Disposition Corp., provided that, (i) the indebtedness in respect of which such Contingent Obligations have been incurred does not have a term of more than five years,
(ii) concurrent with the incurrence of such Contingent Obligations, the Hatteras Disposition to the Existing Shareholders shall have been consummated, (iii) a public Equity Issuance shall have been consummated or will be consummated within one (1) Business Day thereafter, and (iv) the Borrower and its Subsidiaries shall have been irrevocably released from any and all liabilities and obligations with respect to the Hatteras Division.

       SECTION 7.7. DIVIDENDS. The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock), or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of its Capital Stock now or hereafter outstanding (or any options or warrants issued with respect to its Capital Stock), or set aside any funds for any of the foregoing purposes (all the foregoing "DIVIDENDS"), except (1) that Dividends may be made to the Borrower or any of its Subsidiaries by any of its wholly-owned Subsidiaries and
(2) to the extent that the Hatteras Disposition is treated as or is deemed to be a Dividend, the Hatteras Disposition may be made.

       SECTION 7.8. ADVANCES, INVESTMENTS AND REVOLVING LOANS. The Borrower shall not, and shall not permit any of its Subsidiaries to, lend money or credit or make advances to, any Person, or directly or indirectly purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except that the following shall be permitted:

              (a) accounts receivable owned by the Borrower and its Subsidiaries, if created in the ordinary course of the business of the Borrower and its Subsidiaries and payable or dischargeable in accordance with customary trade terms;

              (b) loans and advances to the Borrower by any of its Subsidiaries and capital contributions by the Borrower or any Subsidiary to any Restricted Subsidiary;

              (c) investments existing as of the Effective Date and set forth on Schedule 7.8 hereto;

              (d) investments pursuant to any Permitted Organizational Changes; PROVIDED that (x) no Permitted Organizational Change shall take place during the continuance of a Default or an Event of Default, and (y) prior to the occurrence of any Permitted Organizational Change, the Borrower shall deliver to the Agent an officer's certificate in the form of Exhibit 7.4(a);

              (e)    Contingent Obligations permitted pursuant to Section 7.6;

              (f) promissory notes received in connection with sales of assets of the Borrower or its Subsidiaries sold pursuant to Section 7.5 (b) or
(c), PROVIDED that such promissory notes are secured with the assets so sold;

              (g)    [Intentionally omitted];

              (h) up to an aggregate investment of $5,000,000 in connection with minority interests in foreign companies, joint ventures or partnerships on terms acceptable to the Agent and the Required Lenders;

              (i)    [Intentionally omitted];

              (j) loans to directors and employees of the Borrower or its Subsidiaries in an aggregate amount outstanding at any time not to exceed $500,000;

              (k) the Borrower and its Subsidiaries may acquire and hold Cash Equivalents;

              (l)    [Intentionally omitted - 1999];

              (m)    [Intentionally omitted];

              (n) the Recourse Obligations of the Borrower and its Subsidiaries in connection with the Floor Plan Financing pursuant to the terms of a Repurchase Agreement, to the extent permitted under Section 7.6(e); and

              (o) the Pyramid Acquisition, provided the consideration therefor is paid by the Borrower and its Subsidiaries solely in Capital Stock or by Indebtedness to the extent and on the conditions set forth in Section 7.2(s), or, if the Pyramid Acquisition is not closed on or before March 31, 2000, investments in the senior subordinated note required under Section 6.10 of the Pyramid Acquisition Agreement.

       SECTION 7.9. TRANSACTIONS WITH AFFILIATES. Borrower shall not, directly or indirectly, enter into any transaction or series of related transactions with or for the benefit of any of its Affiliates, except on an arm's-length basis and, except for sales of Inventory in the ordinary course of business, (x)(i) in the case of any such transactions in which the aggregate rental value, remuneration or other consideration (including the value of a loan) together with the aggregate rental value, remuneration or other consideration (including the value of a loan) of all such other transactions consummated in the year during which such transaction is proposed to be consummated, exceeds $500,000, the board of directors and the independent directors of the Borrower that are disinterested, each have (by a majority vote) determined in good faith that the aggregate rental value, remuneration or other consideration (including the value of any loan) inuring to the benefit of such Affiliates from any such transaction is not greater than that which would be charged to or extended by the Borrower or its Subsidiary, as the case may be, on an arm's-length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with the Borrower or its Subsidiaries, as the case may be, and (ii) in the case of any such transaction in which the aggregate rental value, remuneration or other consideration (including the value of any loan), together with the aggregate rental value, remuneration or other consideration (including the value of any loan) of all such other transactions consummated in the year during which such transaction proposed to be consummated, exceeds $5,000,000, the board of directors of the Borrower and the independent directors of the Borrower that are disinterested (each a majority vote), and a nationally recognized investment banking firm, unaffiliated with the Borrower and the Affiliate which is party to such transaction has determined that the aggregate rental price, remuneration or other consideration (including the value of a loan) inuring to the benefit of such Affiliate from any such transaction is not greater than that which would be charged to or extended by the Borrower or its Subsidiary, as the case may be, on an arm's-length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with the Borrower or its Subsidiaries, as the case may be, and that (y) in the case of all such transactions referred to in clauses (x)(i) and (ii) are entered into in good faith. Any transaction required to be approved by independent directors pursuant to this SECTION shall be approved by at least one such independent director; PROVIDED that the foregoing restrictions shall not apply to the payment of an annual fee to Jacobs Management Corporation for rendering of management consulting and financial services to the Borrower and its Subsidiaries in an aggregate amount not in excess of $2,250,000 and except for repurchases of the Subordinated Notes from Affiliates at par or less than par, provided such repurchases of Subordinated Notes would be permitted under Section 7.10 hereof.

       SECTION 7.10. LIMITATION ON VOLUNTARY PAYMENTS AND MODIFICATIONS OF CERTAIN DOCUMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) make any sinking fund payment or voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Subordinated Debt or make any payment in respect of the Subordinated Debt (including, without limitation, payments in respect of options to repurchase any Subordinated Debt), or (b) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any Transaction Document (other than the Loan Documents), including without limitation, the New Subordinated Credit Agreement, the Subordinated Loan Documents, the Subordinated Collateral Documents or any other document or agreement relating thereto; PROVIDED that, in accordance with this Agreement, the Borrower may, with the proceeds of the Revolving Loans and/or the Term Loans (i) repay and redeem all outstanding Subordinated Notes and (ii) repay the Subordinated Demand Note.

       SECTION 7.11. CHANGES IN BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the manufacturing or selling of pleasure boats or in lines of business reasonably related thereto.

       SECTION 7.12. CERTAIN RESTRICTIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction, or enter into any agreement (other than the Transaction Documents as in effect on the Effective Date and other than the Subordinated Credit Facility Documents as in effect on the Effective Date), which restricts the ability of the Borrower or any of its Subsidiaries to (a) enter into amendments, modifications or waivers of the Loan Documents, (b) sell, transfer or otherwise dispose of its assets, (c) create, incur, assume or suffer to exist any Lien upon any of its property, (d) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness, or (e) pay any Dividend, provided that Capital Leases or agreements governing purchase money Indebtedness which contain restrictions of the types referred to in clauses (b) or (c) with respect to the property covered thereby shall be permitted.

       SECTION 7.13. LEASE PAYMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, assume or suffer to exist, any obligation for payments under Capital Leases and operating leases whether for real or personal or mixed property (including, without limitation, rental payments and payments of taxes thereunder), except that the Borrower and its Subsidiaries may incur rental payment obligations not to exceed $6,000,000 in the aggregate during each fiscal year of the Borrower.

       SECTION 7.14. SALES AND LEASEBACKS. From and after the date hereof, the Borrower shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease (other than any such lease entered into in connection with a sale of any real property permitted hereunder, which lease is necessary or desirable to wind down the operations of such property so sold), whether an operating lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower or such Subsidiary has sold or transferred or is to sell or transfer to the purchaser thereof, or (ii) which the Borrower or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to the purchaser thereof in connection with such Lease.

       SECTION 7.15. PLANS. The Borrower shall not, nor shall it permit any member of its ERISA Controlled Group to, take any action which would increase the aggregate present value of the Unfunded Benefit Liabilities under all Plans to an amount in excess of $250,000.

       SECTION 7.16. FISCAL YEAR; FISCAL QUARTER. The Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year or any of its fiscal quarters.

       SECTION 7.17. DEALER ACCOUNTS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, have in the aggregate Dealer Accounts, or any other Accounts with payment terms of greater than 12 months, in excess of $2,500,000 outstanding at any time from the Effective Date through and including the Final Maturity Date.

       SECTION 7.18. INACTIVE SUBSIDIARIES. The Borrower shall not permit any of the Designated Subsidiaries from owning or acquiring any property or assets other than such property or assets owned as of the Effective Date, provided that the Permitted Organizational Changes shall be permitted.

SECTION 8.     EVENTS OF DEFAULT

       SECTION 8.1. EVENTS OF DEFAULT. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

              (a) FAILURE TO MAKE PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of the Loans or LC Disbursement or
(ii) default and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on the Loans or in the payment when due of any Fees or any other amounts owing hereunder.

              (b) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made by any Loan Party herein or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading on the date as of which made or deemed made.

              (c) BREACH OF COVENANTS. (i) The Borrower shall fail to perform or observe any agreement, covenant or obligation arising under SECTIONS 6.1(g), 6.5, 6.13, 6.19 OR 7.1 THROUGH 7.18, inclusive; (ii) the Borrower shall fail to perform or observe any agreement, covenant or obligation arising under this Agreement (except those described in subsections (a), (b) and (c)(i) above), and such failure shall continue for 30 days; or (iii) any Loan Party shall fail to perform or observe any agreement, covenant or obligation arising under any provision of the Loan Documents other than this Agreement, which failure shall continue after the end of the applicable grace period, if any, provided therein.

              (d) DEFAULT UNDER OTHER AGREEMENTS. The Borrower or any of its Subsidiaries shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Indebtedness (other than the Obligations) in the aggregate principal amount in excess of $500,000; or the Borrower or any of its Subsidiaries shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment.

              (e) BANKRUPTCY, ETC. (i) Any Loan Party shall commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against any Loan Party and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of any Loan Party or any Loan Party commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Loan Party or there is commenced against any Loan Party any such proceeding which remains undismissed for a period of 60 days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) any Loan Party is adjudicated insolvent or bankrupt; or (vi) any Loan Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or
(vii) any Loan Party makes a general assignment for the benefit of creditors; or (viii) any Loan Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or
(ix) any Loan Party shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (x) any Loan Party shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate action is taken by any Loan Party for the purpose of effecting any of the foregoing.

              (f) SUBORDINATED DEBT FINANCING DOCUMENTS. The Borrower or any of its Subsidiaries (i) does not redeem and repay all outstanding Subordinated Notes on or before the Redemption Date, (ii) does not pay when due (x) whether at maturity, upon redemption or otherwise, any payment of principal, or premium, due under the New Subordinated Credit Agreement or (y) any interest due under the New Subordinated Credit Agreement, and such interest remains unpaid for a period of ten (10) Business Days; or (ii) denies or disaffirms any of its obligations under any Subordinated Debt Financing Document.

              (g) RESTRICTED SUBSIDIARIES. Any Person becomes a "Restricted Subsidiary", as such term is defined in the Subordinated Debt Financing Documents, unless such Person is also a Guarantor.

              (h) ERISA. (i) Any Termination Event shall occur, or (ii) any ERISA Plan shall incur an "accumulated funding deficiency" (as defined in SECTION 412 of the Code or Section 302 of ERISA), whether or not waived or
(iii) the Borrower or a member of its ERISA Controlled Group shall have engaged in a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA which could reasonably be expected to result in the imposition of liability in excess of $2,000,000 on the Borrower or any member of its ERISA Controlled Group, or (iv) the Borrower or any member of its ERISA Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan or a trust established under Title IV of

ERISA, or (v) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer any ERISA Plan, or (vi) the Borrower or a member of its ERISA Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan or is in "default" (as defined in SECTION 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (vii) a proceeding shall be instituted against the Borrower or any member of its ERISA Controlled Group to enforce Section 515 of ERISA, or
(viii) any other event or condition shall occur or exist with respect to any Plan which could subject the Borrower or any member of its ERISA Controlled Group to any tax, penalty or other liability in excess of $2,000,000.

              (i) SECURITY DOCUMENTS. Any of the Security Documents shall for any reason cease to be in full force and effect, or shall cease to give the Agent the Liens, rights, powers and privileges purported to be created thereby including, without limitation, a perfected first priority security interest in, and Lien on, all of the Collateral in accordance with the terms thereof other than as a result of a release of Collateral by the Agent pursuant to the terms of this Agreement and the Security Documents.

              (j) GUARANTY. Any Guaranty or any provision thereof shall cease to be in full force and effect, or the Guarantor or any Person acting by or on behalf of the Guarantor shall deny or disaffirm all or any portion of the Guarantor's obligations under such Guaranty.

              (k)    CHANGE OF CONTROL. (i) [Intentionally Omitted - 1999],
(ii) the Existing Shareholders shall in the aggregate cease to beneficially own and control at least 50.1%, prior to a public Equity Issuance, and, thereafter, at least 30%, of the issued and outstanding shares of each class of Capital Stock of the Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of the Borrower, (iii) so long as the applicable Subordinated Debt is outstanding, a "Change of Control" as defined in any of the Subordinated Debt Financing Documents shall occur or (iv) any party other than any of the Existing Shareholders shall control any class of Capital Stock of the Borrower entitled to vote for the election of the members of the Board of Directors of the Borrower.

              (l) JUDGMENTS. One or more judgments or decrees in an aggregate amount (i) in excess of $250,000 shall be entered by a court or courts of competent jurisdiction against the Loan Parties (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (x) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within 30 days or (y) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees or (ii) in excess of $5,000,000 and such judgment or judgments shall not be stayed, discharged or bonded within 60 days.

              (m) ENVIRONMENTAL MATTERS. (i) Any Environmental Claim shall have been asserted against any Loan Party which, if determined adversely, could have a

Material Adverse Effect, (ii) any release, emission, discharge or disposal of any Material of Environmental Concern shall have occurred, and such event could form the basis of an Environmental Claim against any Loan Party which, if determined adversely, could have a Material Adverse Effect, or (iii) any Loan Party shall have failed to obtain any Environmental Approval necessary for the management, use, control, ownership, or operation of its business, property or assets or any such Environmental Approval shall be revoked, terminated, or otherwise cease to be in full force and effect, in each case, if the existence of such condition could have a Material Adverse Effect.

              (n) USE OF PROCEEDS. The Borrower shall use the proceeds of any Loan for a purpose other than that set forth in SECTION 2.22.

              (o) LICENSES AND PERMITS. Any Loan Party shall lose, or shall fail to obtain or maintain, any necessary license or permit, which loss or failure to maintain would, in each case, have a Material Adverse Effect.

              (p) NEGATIVE PLEDGE. Any Person controlling the Borrower shall enter into any agreement (other than the Transaction Documents as in effect on the Effective Date) which restricts the ability of the Borrower or any of its Subsidiaries to (i) enter into amendments, modifications or waivers of the Loan Documents, (ii) sell, transfer or otherwise dispose of its assets, (iii) create, incur, assume or suffer to exist any Lien upon any of its property, (iv) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness, or (v) except with respect to the Borrower, pay any Dividend, provided that Capital Leases or agreements governing purchase money Indebtedness which contain restrictions of the types referred to in clauses (ii) or (iii) with respect to the property covered thereby shall be permitted.

              (q) MATERIAL ADVERSE CHANGE. The occurrence of any material adverse change in the financial condition, business, properties, prospects or operations of the Borrower and its Subsidiaries on a consolidated basis.

              (r) EVENT OF DEFAULT UNDER NEW SUBORDINATED CREDIT AGREEMENT. An Event of Default (or similar event, howsoever phrased) shall have occurred under and as defined in the New Subordinated Credit Agreement or the Subordinated Collateral Documents.

       SECTION 8.2. RIGHTS AND REMEDIES. Upon the occurrence of any Event of Default described in SECTION 8.1(e), the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Revolving Loans, the Term Loans and any and all accrued Fees and other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower, and the obligation of each Lender to make any Revolving Loan, or the Term Loans or issue any Standby Letter of Credit hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, the Agent shall at the request, or may with the consent, of the Required Lenders, by written notice to the Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Lender to make any Revolving Loan, or the Term Loans or issue any Standby Letter of Credit hereunder shall immediately terminate, (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Revolving Loans, and the Term Loans and any and all accrued Fees and other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower,
(iii) require cash collateral as contemplated by SECTION 3.5 hereof and (iv) exercise any remedies available under any Loan Document or otherwise.

SECTION 9.    THE AGENT

       SECTION 9.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints The Bank of New York as the Agent of such Lender under this Agreement and each other Loan Document, and each such Lender irrevocably authorizes The Bank of New York as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and each other Loan Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or otherwise exist against the Agent. The provisions of this
SECTION 9 are solely for the benefit of the Agent and the Lenders and no Loan Party shall have any rights as a third party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Loan Party or any of their respective successors and assigns.

       SECTION 9.2. DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

       SECTION 9.3. EXCULPATORY PROVISIONS. The Agent shall not be (i) liable for any action lawfully taken or omitted to be taken by it or any Person described in SECTION 9.2 under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. Without limiting the duties and responsibilities of the Agent set forth in the Loan Documents, the Agent shall not be under any obligation to 103 any Lender to ascertain or to inquire as to the observance or performance of any of the agreements of any Loan Party contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. This SECTION is intended solely to govern the relationship between the Agent, on the one hand, and the Lenders, on the other.

       SECTION 9.4. RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Revolving Note, any Term Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Loan Party), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Revolving Note or any Term Note as the owner thereof for all purposes unless the Agent shall have received an executed Transfer Supplement in respect thereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Revolving Notes and all future holders of the Term Notes.

       SECTION 9.5. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall promptly give notice 104 thereof to the Lenders. The Agent shall take such action with respect to such

Default or Event of Default as shall be directed by the Required Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agent shall deem advisable and in the best interests of the Lenders.

       SECTION 9.6. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Agent. Each Lender represents and warrants to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required under the Loan Documents to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

       SECTION 9.7. INDEMNIFICATION. The Lenders agree to indemnify the Agent, the Arranger and their respective officers, directors, employees, representatives and agents (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Agent, the Arranger or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent, the Arranger or such Person shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent, the Arranger or such Person as a result of, or arising out of, or in any way related to or by reason of, the execution, delivery or performance of any Loan Document or any other Transaction Document (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent, the Arranger or such Person as finally determined by a court of competent jurisdiction and excluding the actions of the Agent when acting solely in its capacity as a Lender).

       SECTION 9.8. AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties as though the Agent were not the Agent hereunder. With respect to Loans made or renewed by it and any Revolving Note or Term Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

       SECTION 9.9. SUCCESSOR AGENT. The Agent may resign as Agent upon 30 days' notice to the Borrower and the Lenders. If the Agent shall resign as Agent under this Agreement, then the Required Lenders during such 30-day period shall appoint from among the Lenders a successor agent, whereupon such successor agent, upon its acceptance, shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Revolving Notes or any holders of the Term Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this
SECTION 9 and SECTION 10.1 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 10.   MISCELLANEOUS

       SECTION 10.1. PAYMENT OF EXPENSES, INDEMNITY, ETC. The Borrower shall:

              (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, the creation, perfection or protection of the Agent's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees), and any amendment, waiver or consent relating to any of the Loan Documents (including, without limitation, as to, each of the foregoing, the reasonable fees and disbursements of Emmet, Marvin & Martin, LLP, special counsel to the Agent and any other attorneys retained by the Agent) and of the Agent and each Lender in connection with the preservation of rights under, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and for each of the Lenders);

              (b) pay the fees and disbursements of any independent accountant or consultant retained by the Agent to audit the composition of the Accounts and Inventory which are part of the Borrowing Base and to prepare and deliver to the Agent such reports and information as the Agent requests with respect thereto;

              (c) pay, and hold the Agent and each of the Lenders harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and

              (d) indemnify the Agent, the Arranger, the Issuing Bank and each Lender, and their respective officers, directors, employees, representatives and agents (each an "INDEMNITEE") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto, but excluding any tax or an increased tax on the net income of such Lender) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the Transactions or the execution, delivery or performance of any Loan Document or any other Transaction Document, (ii) any violation by any Loan Party of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by any of the Loan Parties, including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth in Section 5.18, (v) the grant to the Agent, the Collateral Agent and the Lenders of any Lien in any property or assets of any of the Loan Parties or any stock or other equity interest in any of the Loan Parties, and (vi) the exercise by the Agent and the Lenders of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, in each case, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred solely by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction). The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

       SECTION 10.2. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Loan Party against and on account of the Obligations of the Loan Parties to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 10.7, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

       SECTION 10.3. NOTICES. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answerback received, or, in the case of telecopy notice, when sent, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its signature below or on the appropriate Transfer Supplement, or to such other address as may be designated by any party in a written notice to the other parties hereto, provided that notices and communications to the Agent shall not be effective until received by the Agent.

       SECTION 10.4. SUCCESSORS AND ASSIGNS; PARTICIPATION; ASSIGNMENTS.

              (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Revolving Notes and their respective successors and assigns, all future holders of the Term Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender. No Lender may participate, assign or sell any of its Credit Exposure (as defined in clause (c) below) except as required by operation of law, in connection with the merger, consolidation or dissolution of any Lender or as provided in this Section 10.4.

              (b) PARTICIPATION. Any Lender may at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Standby Letter of Credit issued by the Issuing Bank, any Revolving Note held by such Lender, any Term Notes held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. Notwithstanding any such sale by a Lender of participating interests to a Participant, such Lender's rights and obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Revolving Note or Term Note for all purposes under this Agreement (except as expressly provided below), and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that if any Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Revolving Note or Term Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Revolving Note or Term Note, provided that such right of setoff shall be subject to the obligations of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 10.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19; PROVIDED that the Borrower shall not be required to pay any amounts pursuant to such Sections in excess of the amount the Borrower would have been obligated to pay but for such sale of a participating interest to such Participant. Each Lender agrees that any agreement beween such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to agree to any amendment, supplement, waiver or modification to this Agreement or any other Loan Document, other than amendments, supplements, modifications and waivers requiring the written consent of all of the Lenders pursuant to Section 10.5.

              (c) ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any Lender or any affiliate thereof or, with the consent of the Agent, to any other Person (each a "PURCHASING LENDER") all or any part of any Revolving Loan owing to such Lender, any part of the Term Loans owing to such Lender, any Standby Letter of Credit issued by the Issuing Bank, the Revolving Note held by such Lender, the Term Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder (in respect of such Lender, its "CREDIT EXPOSURE") pursuant to a supplement to this Agreement, substantially in the form of Exhibit 10.4(c) hereto (a "TRANSFER SUPPLEMENT"), executed by such Purchasing Lender, such transferor Lender and the Agent; PROVIDED, that any assignment to any Purchasing Lender must be in a minimum amount of $5,000,000 and any such partial assignment shall be an assignment of an identical percentage of the transferor Lender's Revolving Loans, Term Loans, L/C Exposure and Commitments. Upon (i) such execution of such Transfer Supplement, (ii) delivery of an executed copy thereof to the Borrower and the Agent, (iii) payment by such Purchasing Lender to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Purchasing Lender and (iv) payment to the Agent of a processing fee of $3,500, such transferor Lender shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the rsulting adjustment of the Commitments, if any, arising from the purchase by such Purchasing Lender of all or a portion of the Credit Exposure of such transferor Lender. Promptly after the consummation of any transfer to a Purchasing Lender pursuant hereto, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that a replacement Revolving
Note is issued to such transferor Lender and a new Revolving Note is issued to such Purchasing Lender, in each case in principal amounts reflecting such transfer.

              (d) DISCLOSURE OF INFORMATION. The Borrower authorizes each Lender to disclose, on a confidential basis, to any Participant or Purchasing Lender (each, a "TRANSFEREE") and any prospective Transferee any and all financial and other information in such Lender's possession concerning the Borrower which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation of the Borrower prior to entering into this Agreement.

              (e) The provisions of this SECTION 10.4 shall not apply to the assignment and pledge for collateral purposes, of any Lender's rights hereunder or under any Revolving Note or under any Term Note to any Federal Reserve Bank pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; PROVIDED that such assignment and pledge shall not relieve such Lender of any of its obligations hereunder.

       SECTION 10.5. AMENDMENTS AND WAIVERS. Neither this Agreement, any Revolving Note, any Term Note, any other Loan Document to which the Borrower is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section. The Required Lenders and the Borrower may, from time to time, enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any provisions to this Agreement, the Revolving Notes, the Term Notes, or the other Loan Documents to which the Borrower is a party, PROVIDED, that no such amendment, supplement, modification or waiver shall (a) extend either the Final Maturity Date or any Term Loans Maturity Date or any installment or required prepayment of any Obligations or reduce the rate or extend the time of payment of interest on any Obligations, or reduce the principal amount of any Obligations or reduce any fee payable to all the Lenders hereunder, or release all or substantially all of the Collateral (except as expressly contemplated by the Loan Documents) or foreclose or otherwise enforce any remedies with respect to any real property Collateral or change the amount of any Commitment of any Lender, or amend, modify or waive any material condition precedent to the making of any Revolving Loan or Term Loans or the issuing of any Standby Letter of Credit, or amend, modify or waive any term of subordination of the Subordinated Debt Financing Documents, or release any Guarantor or amend, modify or waive any material term of any Guaranty, or modify the manner in which the Lenders share in any payment received by the Agent or any Lender with respect to any Obligation, or modify the several nature of the Commitments and the other obligations of the Agent and the Lenders pursuant to the Loan Documents, or amend, modify or waive any provision of this SECTION 10.5 or the definition of Required Lenders, or consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Loan Document, in each case without the written consent of all the Lenders, or (b) amend, modify or waive any provision of SECTION 9 or any other provision of any Loan Document if the effect thereof is to affect the rights or duties of the Agent, without the written consent of the then Agent. Any such amendment, supplement, modification or waiver shall apply to each of the Lenders equally and shall be binding upon the Borrower, the Lenders, the Agent, all future holders of the Revolving Notes and all future holders of the Term Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Revolving Notes and Term Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

       SECTION 10.6. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent or any Lender or any holder of a Revolving Note or any holder of a Term Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between any Loan Party and the Agent or any Lender or the holder of any Revolving Note or the holder of any Term Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof of the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Lender or the holder of any Revolving Note or the holder of any Term Note would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders or the holder of any Revolving Note or the holder of the Term Note to any other or further action in any circumstances without notice or demand.

       SECTION 10.7. SHARING OF PAYMENTS. Each of the Lenders agrees that if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of any obligations, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in such Obligations owing to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

       SECTION 10.8. GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

              (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth opposite its signature below. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Agent, any Lender or any holder of a Revolving Note or any holder of a Term Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

       SECTION 10.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

       SECTION 10.10. EFFECTIVENESS. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to the Agent which delivery, in the case of the Lenders, may be given to the Agent by telecopy (with the originals delivered promptly to the Agent via overnight courier service) and the conditions precedent set forth in Section 4.1 have been satisfied.

       SECTION 10.11. HEADINGS DESCRIPTIVE. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

       SECTION 10.12. MARSHALLING; RECAPTURE. Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of any Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such Loan Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or Federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of such Loan Party to such Lender as of the date such initial payment, reduction or satisfaction occurred.

       SECTION 10.13. SEVERABILITY. In case any provision in or obligation under this Agreement or the Revolving Notes or the Term Note or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

       SECTION 10.14. SURVIVAL. All indemnities set forth herein including, without limitation, in SECTIONS 2.17, 2.18, 2.19, 2.20, 9.7 and 10.1 shall survive the execution and delivery of this Agreement and the Revolving Notes and the Term Note and the making and repayment of the Loans hereunder.

       SECTION 10.15. DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender.

       SECTION 10.16. LIMITATION OF LIABILITY. No claim may be made by any Loan Party or any other Person against the Agent or any Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transactions, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

       SECTION 10.17. CALCULATIONS; COMPUTATIONS. The financial statements to be furnished to the Agent and the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved and consistent with GAAP as used in the preparation of the financial statements referred to in SECTION 5.5, and, except as otherwise specifically provided herein, all computations determining compliance with SECTION 7.1 hereof shall utilize GAAP.

       SECTION 10.18. WAIVER OF TRIAL BY JURY. EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

       SECTION 10.19. RELEASE OF SECURITY INTERESTS. The Agent and Lenders agree to release their security interests in the assets of the Hatteras Division and in the Capital Stock of Hatteras Disposition Corp. upon the closing of the Hatteras Disposition, provided (a) no Default has occurred and is continuing and (b) the Agent and the Lenders shall have received any payment required under Section 2.13(e).

       IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                       GENMAR HOLDINGS, INC.

                                       By:  /s/ Roger R. Cloutier II
                                          --------------------------------
                                          Executive Vice President
                                          and Chief Financial Officer
                                          Genmar Holdings, Inc.
                                          100 South Fifth Street
                                          Suite 2400
                                          Minneapolis, Minnesota 55402
                                          Telephone: (612) 339-7900
                                          Facsimile: (612) 337-1930

                                          THE BANK OF NEW YORK, as Agent,
                                          Issuing Bank and a Lender


                                          By: /s/ Richard A. Raffetto
                                             ---------------------------------
                                             Vice President
                                             The Bank of New York
                                             One Wall Street
                                             U.S. Commercial Banking
                                             Central Division
                                             19th Floor
                                             New York, New York 10286
                                             Attn: Richard A. Raffetto
                                             Telephone: (212) 635-8044
                                             Facsimile: (212) 635-1208

                                          BNY CAPITAL MARKETS, INC.,

                                             as Sole Lead Arranger and
                                             Book Runner

                                          By: /s/ Jeffrey D. Landau
                                             --------------------------------
                                             Managing Director
                                             BNY Capital Markets Inc.
                                             One Wall Street
                                             New York, New York 10286
                                             Attn: Jeffrey D. Landau
                                             Telephone: (212) 635-8260
                                             Facsimile: (212) 635-8268

                                          U.S. BANK NATIONAL ASSOCIATION
                                          By: /s/ Michael Harter
                                             ----------------------------------
                                             Vice President
                                             U.S. Bank Place
                                             8th Floor
                                             601 Second Avenue South
                                             Minneapolis, Minnesota 55402-4302
                                             Attn: Michael Harter
                                             Vice President
                                             Telephone: (612) 973-0849
                                             Facsimile: (612) 973-0824

                                          BANK ONE, WISCONSIN

                                          By: /s/ James W. Engel
                                             ---------------------------------
                                             Vice President
                                             Bank One, Wisconsin
                                             Main Office
                                             11 East Wisconsin Avenue
                                             Milwaukee, Wisconsin 53201
                                             Attn: James W. Engel
                                             Telephone: (414) 765-2766
                                             Facsimile: (414) 765-2176